UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Great Lakes Dredge & Dock Corporation

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# 2021

GREAT LAKES DREDGE & DOCK CORPORATION
PROXY STATEMENT 2021

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	8:00 a.m. Central Time, on Wednesday, May 5, 2021
LOCATION & ONLINE:

The 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) will have a hybrid format, with both in-person and virtual attendance possible.

Great Lakes Dredge & Dock Corporation: 9811 Katy Freeway, Suite 1200, Houston, TX 77024 or online at www.virtualshareholdermeeting.com/GLDD2021

RECORD DATE:	Stockholders of record at the close of business on March 9, 2021 are entitled to notice of, and to vote at, the 2021 Annual Meeting and at any adjournments or postponements thereof.
ITEMS OF BUSINESS:

1.    To elect as directors the two nominees named in the attached Proxy Statement to serve for three-year terms expiring at the 2024 Annual Meeting of Stockholders, and to hold office until their respective successors are elected and qualified or until their earlier death, disqualification, resignation or removal.

2.    To ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

3.    To approve, on a non-binding advisory basis, the Company’s executive compensation.

4.    To approve the Great Lakes Dredge & Dock Corporation 2021 Long-    Term Incentive Plan.

5.    To transact such other business as may properly come before the 2021 Annual Meeting or any postponements or adjournments of the 2021 Annual Meeting.

ADMISSION TO MEETING:

Proof of share ownership will be required for admission to the 2021 Annual Meeting. See “Information About the Annual Meeting and Voting” on page 71 appearing at the end of this Proxy Statement for details.

HOW TO VOTE:

Your vote is important to us. To make sure your shares are represented and voted at the 2021 Annual Meeting, we encourage you to authorize a proxy to vote your shares in one of the following ways, even if you plan to attend the meeting in person:

•     By Telephone.  Call 1-800-690-6903 from the United States or Canada. You will need your 16-digit control number on your Notice of Internet Availability, proxy card or voting instruction form.

•     By Internet. Visit www.proxyvote.com. You will need your 16-digit control number on your Notice of Internet Availability, proxy card or voting instruction form.

•     By Mail.  Mark, sign and date your proxy card or voting instruction form and return it in the postage-paid envelope.

You can always attend the 2021 Annual Meeting and revoke your proxy by voting in person or www.virtualshareholdermeeting.com/GLDD2021.

By Order of the Board of Directors,

Houston, Texas	Vivienne R. Schiffer
March 26, 2021	Corporate Secretary

As part of our continued safety precautions regarding COVID-19, we are planning for a hybrid Annual Meeting to be held in person at our Company headquarters in Houston, Texas and online www.virtualshareholdermeeting.com/GLDD2021. As always, you are encouraged to vote your shares prior to the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 5, 2021:

The Notice, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2020 are available at www.proxyvote.com

GLDD.COM	9811 KATY FREEWAY, SUITE 1200 HOUSTON, TX 77024 P 346-359-1010

March 26, 2021

Dear Fellow Stockholder:

Our Board of Directors joins me in extending to you a cordial invitation to attend the 2021 Annual Meeting of Stockholders of Great Lakes Dredge & Dock Corporation. The meeting will be held on Wednesday, May 5, 2021 beginning at 8:00 A.M. Central Time at our Corporate Headquarters located at 9811 Katy Freeway, Suite 1200, Houston, TX 77024 and via live audio webcast. You may attend the 2021 Annual Meeting of Stockholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GLDD2021. Please refer to the accompanying Notice of 2021 Annual Meeting of Stockholders and Proxy Statement for detailed information on the meeting and each of the proposals to be considered and acted upon at the meeting.

In accordance with U.S. Securities and Exchange Commission rules, we have elected to deliver our proxy materials over the internet to most stockholders. This allows stockholders to receive information on a more timely basis, while lowering printing and mailing costs and reducing the environmental impact of the 2021 Annual Meeting of Stockholders.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, I urge you to vote your shares by proxy as soon as possible to ensure that your vote is recorded at the 2021 Annual Meeting of Stockholders. You may vote in person at the 2021 Annual Meeting of Stockholders, by telephone, over the internet or, if you have requested paper copies of our proxy materials by mail, by signing, dating and returning the proxy card in the envelope provided.

Our Board of Directors appreciates your continued support of Great Lakes Dredge & Dock Corporation.

Sincerely,

Lawrence R. Dickerson
Chairman of the Board of Directors

PROXY STATEMENT

GREAT LAKES DREDGE & DOCK CORPORATION

9811 Katy Freeway, Suite 1200

Houston, TX 77024

2021 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Great Lakes Dredge & Dock Corporation, a Delaware corporation, to be voted at the 2021 Annual Meeting of Stockholders, which we refer to as the “Annual Meeting,” the “2021 Annual Meeting” or the “2021 Meeting,” and any adjournment or postponement of the meeting. Throughout this Proxy Statement when the terms “Great Lakes,” the “Company,” “we,” “our,” “ours” or “us” are used, they refer to Great Lakes Dredge & Dock Corporation and its subsidiaries. We sometimes refer to our Board of Directors as the “Board.” The meeting will be held at Great Lakes’ Corporate Headquarters located at 9811 Katy Freeway, Suite 1200, Houston, TX 77024 and will also be conducted via live audio webcast at www.virtualshareholdermeeting.com/GLDD2021, on Wednesday, May 5, 2021, at 8:00 am Central Time, for the purposes contained in the accompanying Notice of Annual Meeting of Stockholders and as set forth in this Proxy Statement.

On March 26, 2021, we made this Proxy Statement and form of proxy available online and mailed to our stockholders a Notice of Internet Availability (the “Notice”) containing instructions on how to access this Proxy Statement and our annual report to stockholders of record as of March 9, 2021 (the “record date”), as permitted by the U.S. Securities and Exchange Commission’s (the “SEC”) rules. We will also mail this Proxy Statement, and the materials accompanying it, to stockholders who have requested paper copies. If you would like to receive a printed copy of our proxy materials by mail, you should follow the instructions for requesting those materials included in the Notice that we mailed to you.

Important Notice: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com. (All website addresses given in this document are for informational purposes only and are not intended to be an active link or to incorporate any website information into this document.)

2021 PROXY SUMMARY

This summary highlights information contained in this Proxy Statement. This summary does not contain all of the information you should consider, and you should carefully read the entire Proxy Statement before voting.

ANNUAL MEETING OF STOCKHOLDERS

•	Time and Date: 8:00 a.m., Central Time, Wednesday, May 5, 2021
•

Location and Online:  The 2021 Annual Meeting will have a hybrid format, with both in-person and virtual attendance possible. Great Lakes Dredge & Dock Corporation:  9811 Katy Freeway, Suite 1200, Houston, TX 77024. Online at www.virtualshareholdermeeting.com/GLDD2021.

•	Record Date: March 9, 2021
•

Voting:  Stockholders as of the record date are entitled to vote; each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

AGENDA ITEMS AND BOARD RECOMMENDATIONS

Matter	Board Recommendation
1. Election of the two directors named in this Proxy Statement.	FOR EACH NOMINEE
2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021.	FOR
3. Approval, by non-binding vote, of the compensation of the Company’s named executive officers.	FOR
4. Approval of the Great Lakes Dredge & Dock Corporation 2021 Long-Term Incentive Plan.	FOR

ELECTION OF DIRECTORS

The nominees for director for a three-year term will be elected provided that they receive the affirmative vote of a plurality of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. This means that, if a quorum is present, the two persons receiving the greatest numbers of votes at the Annual Meeting will be elected to serve as directors. Withholding authority to vote for a director nominee will not affect the outcome of the election of directors. Broker non-votes will have no effect on the election of directors.

Board Nominees	Age	Tenure	Committee Memberships
Lasse J. Petterson	64	2016	N/A
Kathleen M. Shanahan	62	2018	Compensation; Safety, Environmental and Sustainability

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP will be ratified as our independent registered public accounting firm for the year ending December 31, 2021, provided the proposal receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal.

ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Named Executive Officer	Title
Lasse J. Petterson	President and Chief Executive Officer
David E. Simonelli	Chief Operating Officer
Mark W. Marinko	Senior Vice President and Chief Financial Officer

Named Executive Officer	Title
James J. Tastard	Senior Vice President, Chief Human Resources & Administrative Officer
William H. Hanson	Senior Vice President, Government Relations and Business Development
Annette W. Cyr	Former Chief Human Resources and Administrative Officer
Kathleen M. LaVoy	Former Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary

The advisory resolution to approve the compensation of our named executive officers will be approved, provided the proposal receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposed resolution. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

ADOPTION OF 2021 LONG-TERM INCENTIVE PLAN

Adoption of this proposal will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, assuming a quorum is present. Abstentions will be treated as being present and entitled to vote on the matter, and therefore, will have the effect of a vote against the proposed resolution.

CORPORATE GOVERNANCE HIGHLIGHTS

Commitment to Board Refreshment. In January 2020, Dr. Dorward-King joined the Board as an Independent Director, resulting in five of our seven Directors joining the Board since 2017.

Stockholder Engagement Efforts. The Board views stockholder outreach as an area of priority. In fiscal 2020, the Board oversaw the enhancement of the Company’s engagement program, including outreach to stockholders representing approximately 45% of our outstanding shares and a specific focus on executive compensation and environmental, social and governance matters.

Strong Independent Board. The Board understands that maintaining qualified independent and non-management directors on the Board is an integral part of effective corporate governance. The Board believes its current, refreshed leadership strikes an appropriate balance between independent directors and directors affiliated with the Company. This allows the Board to represent effectively the best interests of the Company and its stockholders.

Continually Updating Key Governance Policies. Annually, our Board reviews the charters of each of its standing committees. During 2020, our Board amended all three of its existing committee charters to promote corporate governance best practices, and the Board added a new standing committee to oversee safety, environmental and sustainability matters.

CORPORATE GOVERNANCE PRACTICES

➣ Standing Board Committees Composed Solely of Independent Directors	➣ Executive Sessions of Independent Directors at All Regularly Scheduled Board Meetings
➣ Separation of Board Chair and CEO Roles	➣ Annual Board and Committee Evaluations
➣ Risk Oversight by the Board and Committees and Enhanced Internal Control Environment	➣ Oversight of CEO Succession Planning Process
➣ Comprehensive Code of Business Conduct & Ethics with Annual Director and Employee Certification of Compliance	➣ Robust Foreign Corrupt Practices Act Compliance Program for Employees Supporting Foreign Operations & Purchasing

EXECUTIVE COMPENSATION HIGHLIGHTS

Consistent with our pay for performance philosophy, a meaningful portion of our named executive officers’ target total compensation for 2020 (i.e. the sum of annualized base salary, target short-term incentive award and target long-term incentive awards) is equity-based or “at-risk,” meaning it is only earned if specific financial goals are achieved. For 2020, the percentage of at-risk compensation was 50% for our CEO and 41% in the aggregate for the other named executive officers.

EXECUTIVE COMPENSATION PRACTICES

Our executive compensation program is designed to support our financial and strategic goals, align executive pay with stockholder value creation, and discourage unnecessary and excessive risk-taking. Our Compensation Committee regularly reviews our executive compensation program to incorporate commonly viewed best practices as it deems appropriate, examples of which include:

✓ Executive compensation is variable and linked to meeting financial and strategic goals and stock price performance	✓ All senior executives have stock retention requirements
✓ No tax gross-ups for excess parachute payments	✓ A compensation recoupment (“clawback”) policy
✓ The Compensation Committee engages an independent compensation consultant	✓ Regular risk assessment of executive compensation programs
✓ Annual incentive compensation and long-term compensation are based on a variety of performance metrics	✓ Directors, officers and all other employees are prohibited from hedging or pledging Company securities

BOARD OF DIRECTORS

NAME		AGE	ELECTED	CLASS	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	SAFETY, ENVIRONMENTAL AND SUSTAINABILITY COMMITTEE
Lawrence R. Dickerson	I	68	2017	2022
Elaine J. Dorward-King	I	63	2020	2023
Ryan J. Levenson	I	45	2016	2023
Lasse J. Petterson	CEO	64	2016	2021
Kathleen M. Shanahan	I	62	2018	2021
Ronald R. Steger	I	67	2018	2022
D. Michael Steuert	I	72	2017	2022

* – Director Nominees	|	I – Independent	|	– Chair	|	– Member

The above chart shows the Committee composition as of the record date.

AVERAGE TENURE	AVERAGE AGE

CORPORATE GOVERNANCE

governance framework

Our Company is committed to the values of effective corporate governance and high ethical standards. These values are important to driving long-term performance, and the Board reevaluates our policies on an ongoing basis to ensure they sufficiently meet the Company’s needs. We believe our key corporate governance and ethics policies enable us to manage our business in accordance with the highest standards of business practice and in the best interests of our stockholders.

Board Independence	▪ Six out of seven of our directors are independent. ▪ Our CEO is the only management director.
Board Composition

▪     Currently, the Board has fixed the number of directors at seven.

▪     The Board regularly assesses its performance through Board and Committee self-evaluation.

▪     Two of our seven current directors are female.

Board Committees

▪     We have four standing Board Committees: Audit; Compensation; Nominating and Corporate Governance; and Safety, Environmental and Sustainability.

▪     All Committees are composed entirely of independent directors.

Leadership Structure	▪ Our Board Chair is currently independent. ▪ If our Board Chair were not independent, we would have a Lead Independent Director, elected annually by the independent Board members.
Risk Oversight

▪     Our full Board is responsible for risk oversight, and the Board has designated Committees to have particular oversight of certain key risks. Our Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

Open Communication

▪     We encourage open communication and strong working relationships among the Board Chair, other directors and management.

▪     Stockholders can contact our Board, Board Chair or management through our website or by regular mail addressed to the Corporate Secretary.

Stockholder Engagement	▪ We have an active stockholder outreach program, with enhanced focus on executive compensation and environmental, social and governance matters.
Succession Planning	▪ The Board actively monitors our succession planning and management development and receives regular updates on employee engagement, diversity and retention matters.
Director Stock Ownership

▪     Currently, our non-employee directors are required to retain at least $387,500 of our common stock – five times the annual cash retainer received for service as a member of the Board.

▪     Until the required retention is achieved, non-employee directors are required to hold at least 50% of the shares received as equity compensation (after taxes).

Equity and Compensation

▪     The Company has stock ownership guidelines for named executive officers and senior management.

▪     Directors, officers and all other employees are prohibited from engaging in hedging or pledging of Company securities.

▪     Compensation recoupment (“clawback”) policy covers both cash and equity compensation.

The Board of Directors and its Committees

I – Independent	F – Financial Expert	– Chair	– Member

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Safety Environmental and Sustainability Committee	Other Current Public Boards
Lawrence R. Dickerson I					2
Elaine J. Dorward-King(1) I					3
Ryan J. Levenson(2) I					1
Lasse J. Petterson CEO					0
Kathleen M. Shanahan(3) I					2
Ronald R. Steger I/F					0
D. Michael Steuert(4) I					2

Only independent directors sit on our standing committees; as such, Mr. Petterson does not sit on any committees. The Committee composition set forth above is as of the record date.

(1)

Dr. Dorward-King was elected to the Board of Directors on January 7, 2020. Dr. Dorward-King was appointed as Chair of the Safety, Environmental and Sustainability Committee and appointed to the Audit Committee on May 6, 2020.

(2)	Mr. Levenson was appointed to the Nominating Committee on May 6, 2020.
(3)	Ms. Shanahan was appointed to the Compensation Committee and the Safety, Environmental and Sustainability Committee on May 6, 2020.
(4)	Mr. Steuert was appointed to the Safety, Environmental and Sustainability Committee on May 6, 2020.

Our Board has four standing committees:  the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Safety, Environmental and Sustainability Committee. Each committee has a written charter that is reviewed at least annually to reflect the activities of each of the respective committees and changes in applicable law or other relevant considerations. Any changes are approved by the full Board as recommended by each individual committee. Each committee is composed entirely of directors deemed to be, in the judgment of the Board, independent in accordance within the meaning of the NASDAQ Marketplace Rules. Our Board met eight times in 2020. Each director attended at least 75% of the total number of meetings of the Board and the Board committees of which he or she was a member in 2020. While we do not have a formal policy requiring members of the Board to attend the Annual Meeting, we encourage all directors to attend. All of our directors then in office attended the Annual Meeting in 2020.

The following lists the members, number of meetings held and primary functions with respect to each committee:

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members:

Lawrence R. Dickerson (Chair)

Ryan J. Levenson

Ronald R. Steger

Meetings in 2020: 4

Independence:

The Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors as defined under applicable NASDAQ Marketplace Rules.

Scope

Evaluates the Board, individual Board members and the Board committees, reviews ethics policies and considers matters of corporate governance.

Primary Functions

•     Developing and periodically reviewing succession plans of the Chief Executive Officer and screening and recommending to the Board candidate(s) qualified to become Chief Executive Officer.

•     Recommending and developing qualification standards and other criteria for selecting new directors, identifying and evaluating individuals qualified to become Board members consistent with qualification standards and other criteria approved by the Board and recommending to the Board such individuals as nominees to the Board for its approval.

•     Overseeing and developing annual evaluations of the Board and the Board committees.

•     Reviewing and reassessing the adequacy of its charter and the Company’s Code of Business Conduct and Ethics and compliance program annually and recommending changes to the Board.

AUDIT COMMITTEE

Members:

Ronald R. Steger (Chair)
Elaine J. Dorward-King

Ryan J. Levenson

Meetings in 2020: 7

Financial Expertise and Independence:

The Board has determined that Mr. Steger is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and that all members of the Audit Committee satisfy all audit committee-related independence requirements imposed by the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board has determined that all members of the Audit Committee are independent directors as defined under applicable NASDAQ Marketplace Rules.

Scope

Oversees the integrity of our financial reporting process and systems of internal controls.

Primary Functions

•     Oversight of the accounting and financial reporting processes, the audits of financial statements and systems of internal controls regarding finance, accounting and legal compliance.

•     Monitoring the independence and performance of our independent auditor and monitoring the performance of our internal audit function.

•     Reviewing risk assessment processes, scopes and procedures, including for the examination of current and emerging risks and assessing their adequacy.

•     Reviewing management’s monitoring of the Company’s compliance with laws and the Company’s Code of Business Conduct and Ethics, as well as the Anti-Bribery and Foreign Corrupt Practices Act compliance program.

•     Appointing and/or replacing our independent auditor and approving any non-audit work performed for us by the independent auditor.

•     Providing an avenue of communication among the independent auditor, management and our Board.

•     Reviewing its charter annually and recommending changes to the Board.

Report

•     The “Report of the Audit Committee” is set forth on page 23 of this Proxy Statement.

COMPENSATION COMMITTEE

Members:

D. Michael Steuert (Chair)

Lawrence R. Dickerson

Kathleen M. Shanahan

Meetings in 2020: 10

Independence:

The Board has determined that all members of the Compensation Committee are independent according to the NASDAQ Marketplace Rules and compensation committee-specific requirements imposed by the Exchange Act, and each is considered to be a “non-employee director” under Rule 16b-3 of the Exchange Act.

Scope

Reviews and approves corporate goals relating to our Chief Executive Officer’s compensation and approves total compensation for our senior executives in a manner that does not encourage excessive risk-taking. May delegate its authority to one or more subcommittees.

Primary Functions

•     Reviewing and approving goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the Chief Executive Officer’s performance according to these goals and objectives and determining and approving the Chief Executive Officer’s compensation level based on this evaluation.

•     Approving total compensation for executive officers, including oversight of all executive officer benefit plans in which such executive officers participate.

•     Evaluating and recommending to the full Board appropriate compensation for our directors.

•     Approving total compensation for executive officers, including oversight of all executive officer benefit plans in which such executive officers participate.

•     Evaluating and recommending to the full Board appropriate compensation for our directors.

•     Overseeing our general cash-based and equity-based incentive plans.

•     Retaining and obtaining the advice of such independent legal, accounting or other consultants or experts, including compensation consultants, as it deems necessary and reviewing their independence from management.

•     Producing a Compensation Committee report on executive compensation as required by the SEC to be included in our annual report and/or Proxy Statement.

•     Reviewing its charter annually and recommending changes to the Board.

Report

•     The “Report of the Compensation Committee” is set forth on page 41 of this Proxy Statement.

SAFETY, ENVIRONMENTAL AND SUSTAINABILITY COMMITTEE

Members:

Elaine J. Dorward-King (Chair)

Kathleen M. Shanahan

D. Michael Steuert

Meetings in 2020: 3

Independence:

The Board has determined that all members of the Safety, Environmental and Sustainability Committee are independent according to the NASDAQ Marketplace Rules.

Scope
Assists the Board on matters relating to the review and oversight of:

•     The Company’s compliance with safety, environmental and sustainability laws and regulations and developments at the global, national, regional and local level.

•     The Company’s response to the above-mentioned laws and regulations as part of the Company’s business strategy and operations.

•     The Company’s response to evolving public issues affecting the Company in the realm of safety, the environment and sustainability.

Primary Functions

•     Reviewing and overseeing the Company’s safety, environmental and sustainability policies, practices and actions.

•     Identifying the significant risks or exposures faced by the Company in the safety, environmental and sustainability areas and the steps taken by management to address them, including review of significant issues or incidents.

•     Reviewing and overseeing the Company’s safety, environmental and sustainability objectives and performance, including metrics relevant to that performance.

•     Overseeing significant environmental litigation and regulatory proceedings in which the Company is, or could become, involved.

•     Identifying trends and emerging issues at the legislative, regulatory and judicial levels concerning safety, environmental and sustainability issues that affect the Company and the industry, and overseeing the Company's positions and responses with respect thereto.

•     Overseeing public reporting relating to the Company’s environmental, safety and sustainability performance.

Leadership Structure of the Board of Directors

The Board is led by an independent Board Chair. Pursuant to the Company’s Bylaws, the Board is permitted to either separate or combine the positions of Chief Executive Officer and Board Chair as it deems appropriate from time to time. Currently, we separate the roles of Chief Executive Officer and Board Chair in recognition of the differences between the two roles as they are currently defined. At present, the Board believes that separation of the positions of Chief Executive Officer and Board Chair improves the ability of the Board to exercise its oversight role over management, provides multiple opportunities for discussion and evaluation of management decisions and the direction of the Company and ensures a significant role for the Board’s non-management directors in the oversight and leadership of the Company.

The Board understands that maintaining qualified independent and non-management directors on the Board is an integral part of effective corporate governance. The Company continues to take active steps to refresh the Board with highly qualified and experienced directors, including by adding a new independent director, Dr. Dorward-King, in January 2020. There are currently six directors who are independent within the meaning of the NASDAQ Marketplace Rules (Dr. Dorward-King, Ms. Shanahan and Messrs. Dickerson, Levenson, Steger and Steuert), and one director who serves as Chief Executive Officer (Mr. Petterson). The Board also determined that Michael Walsh, who served during a portion of fiscal year 2020, was independent within the meaning of the NASDAQ Marketplace Rules. The Board believes its current leadership structure strikes an appropriate balance between independent directors and directors affiliated with the Company, which allows the Board to effectively represent the best interests of the Company and its stockholder base.

The position of the independent Board Chair, or the Lead Director when the Chief Executive Officer is concurrently serving as the Board Chair, is intended to provide a check and balance on the role and responsibilities of the Chief Executive Officer. The Board believes that the independent Board Chair is a strategic role that continues to add value to the Company.

Independent Board Chair and/or Lead Director Duties and Responsibilities
✓ Chair meetings (including executive sessions) of the independent directors	✓ Advise and consult on major corporate decisions, including strategy and capital spending initiatives
✓ Act as principal liaison between the independent directors and our CEO	✓ Represent the Company at meetings with business partners, industry representatives and potential clients
✓ Communicate regularly with each director to be certain that every director’s views, competencies and priorities are understood	✓ Ensure directors and management function as a team in the best interest of all stakeholders
✓ Help develop Board agendas with our CEO to ensure that topics deemed important by the independent directors are included	✓ Advise our CEO on quality, quantity and timeliness of information supplied by management to the independent directors

Governance Documents

Committee Charters

Each committee operates under a written charter, copies of which are available on our website at www.gldd.com or may be obtained by writing to our Corporate Secretary at our principal executive office.

Code of Ethics

We have a written Code of Business Conduct and Ethics (the “Code”) that applies to all members of the Board and all of our employees, including our principal executive officer, principal financial officer, controller and persons performing similar functions. The Code is reviewed and updated on a regular basis, and the Board adopted a new version of the Code in May 2020. All of our salaried employees have reviewed and certified compliance with the Code. In addition, on an annual basis, all of our directors and salaried employees receive training on the Code. Senior management, as well as individuals with responsibility for foreign operations or purchasing, receives additional training on the Foreign Corrupt Practices Act and other international compliance topics.

Our Code can be found on our website at www.gldd.com. We will post on our website any amendments to or waivers of the Code for executive officers or directors, in accordance with applicable laws, regulations and listing standards. A copy also may be obtained by writing to our Corporate Secretary at our principal executive office.

The Board OF DIRECTORs’ Role in ENTERPRISE Risk Management

As part of our risk management process, senior management discusses and identifies major areas of risk on an ongoing basis and periodically reviews these risks with the Board. The Company’s management process is designed to enable the Board to best determine our risk management profile and oversee our risk management strategies. The Board delegated oversight of the enterprise risk management process to the Audit Committee. Our process identifies and assesses key strategic, operational, financial, culture, performance, and compliance risks. The product of this process is an enterprise risk management overview that is shared annually with the Audit Committee.

In addition, management, the Audit Committee, the Compensation Committee, the SES Committee and the Board each consider, as appropriate, current and emerging risks associated with accounting and reporting, project cost estimating, human capital management, information technology, compliance and safety.

Assessment of Cybersecurity Risks

We, along with others in our industry, are susceptible to information security breaches and other cybersecurity-related incidents. We are committed to protecting the integrity and security of our systems and electronic information. Our security program includes security risk assessments, security monitoring, and managed detection and response services. We regularly review and, if we deem appropriate, we enhance and upgrade our policies and operating standards. We conduct employee security awareness training and education. We are continuing to enhance our preventive and defensive capabilities in line with globally recognized information security standards, maintaining appropriate information security risk insurance policies, and implementing other measures to mitigate potential threats and losses, where possible. As part of the Audit Committee’s regular review of our enterprise risk management framework, the Audit Committee reviews our risks relating to cybersecurity and other information technology risks, controls and procedures as well as the Company’s plans to mitigate such risks. To that end, the Audit Committee engages regularly with the Chief Financial Officer, Information Technology management and Internal Audit to understand the internal and external cybersecurity threats to the Company’s information and technology systems.

Assessment of Enterprise Risks

The Audit Committee monitors and oversees the Company’s enterprise risk management processes. The Company’s enterprise risk management department engages various levels of operations and our senior and executive management teams, in identifying enterprise risks which the Company faces, or may face in the future, to identify, assess, and prioritize the Company’s most significant risks. Reports are given by the Company’s Director of Internal Audit to the Audit Committee quarterly.

Assessment of Human Capital Management and Environmental Risks

The Board, the Compensation Committee and the SES Committee share oversight of risks related to Human Capital Management. Each of these regularly receives written and oral reports from, and interacts with, members of our executive management, concerning aspects of human capital management.

The Board established the SES Committee in 2020 specifically to focus on the areas of safety, environmental and sustainability and chose as its chair Dr. Dorward-King, who has experience in and a professional focus on safety, the environment, and sustainability. The SES Committee receives regular reports from senior and executive management on the Company’s health and safety statistics, environmental matters, regulatory changes affecting the Company’s operations, endangered species’ reports, and the Company’s COVID response. Additionally, the SES Committee takes an active role in guiding the Company’s ESG activities, goals and reporting.

Assessment of Risks in our Executive Compensation Program

We do not believe risks arising from our executive and broad-based compensation policies and practices are reasonably likely to have a material adverse effect on the Company or our business, nor do we believe that the executive compensation programs encourage unnecessary or excessive risk-taking.

The Compensation Committee reviews and approves corporate goals relating to our Chief Executive Officer’s compensation and approves total compensation for our senior executives. In addition, as part of our risk management process, senior management periodically identifies and discusses major areas of risk with the Board. As part of its regular reports to the Board, the Compensation Committee discusses the potential for unnecessary or excessive risk-taking. For more detail on the process by which executive compensation is set, see “Compensation Philosophy and Objectives,” page 30.

Specifically, the Board and the Compensation Committee control risks arising from executive compensation policies and practices (the “Executive Leadership Annual Incentive Program”) in part by controlling the mix of cash and long-term equity incentives. Executives’ base salaries are fixed in amount and thus do not encourage risk-taking. Annual incentives are capped for all named executive officers at 200% of target and annual incentives for all of our named executive officers are tied to overall corporate performance and/or individual objectives. The compensation provided to the executive officers in the form of long-term equity awards helps further align executives’ interests with those of the Company’s stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to the Company’s stock price and operating performance and because awards are staggered and subject to long-term vesting schedules. Our long-term equity awards in combination with our stock ownership requirements help ensure that executives have significant value tied to long-term stock price performance and therefore are cognizant of how short-term decisions impact the long-term health of the organization.

More specifically, the Compensation Committee retains subjective discretion in some instances to adjust short-term incentive formulas, which allows the Compensation Committee to review the results from the fiscal year and determine whether, despite achievement of financial goals, the intents and purposes of the Executive Leadership Annual Incentive Program were met. In doing so, the Compensation Committee may consider whether activities taken during that fiscal year comport with the Company’s strategic plan and align management objectives with stockholder interests. As a result, the incentive may be adjusted on an individual basis, independent of achievement of formulaic targets.

In addition, certain awards granted in 2020 under our long-term incentive plan were composed of equity that vests over a three-year period subject to the executive’s continued employment. These equity awards were structured to induce our executive officers to focus on the long-term capital appreciation, health and viability of the Company, rather than a short-term increase in stock price.

Finally, the Company has a Recoupment Policy, which requires certain compensation to be repaid to the Company if awarded as a result of misstated earnings. The Board will re-evaluate and, if necessary, revise the Recoupment Policy to align with governance best practices and applicable laws.

Selection of Nominees for Board of Directors

Nominating and Corporate Governance Nomination Process

The Nominating and Corporate Governance Committee is responsible for evaluating potential candidates to serve on our Board and for recommending nominees to be presented for election or reelection to the Board at our Annual Meeting. The Nominating and Corporate Governance Committee does not set specific minimum qualifications for director positions. In evaluating potential director candidates, including incumbent directors, the Nominating and Corporate Governance Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board in an effort to ensure there is a blend of skills and experience that will enhance the effectiveness of the Board.

In addition, whenever a new seat or a vacated seat on the Board is being filled, candidates who appear to best fit our needs are identified, and unless such individuals are well known to the Board, they are interviewed and further evaluated by the Nominating and Corporate Governance Committee. Candidates selected by the Nominating and Corporate Governance Committee are then recommended to the Board. After the Board approves a candidate, the Chair of the Nominating and Corporate Governance Committee extends an invitation to the candidate to join the Board.

When evaluating director candidates and considering incumbent directors for re-nomination to the Board, the Nominating and Corporate Governance Committee considers a variety of factors. Among the factors considered by the Nominating and Corporate Governance Committee are the following:

•	the nominee’s independence;
•	the nominee’s ability to read and understand corporate financial statements;
•	the nominee’s relevant professional skills and depth of business experience, including industry knowledge;
•	the nominee’s character, judgment and personal and professional integrity;
•	the nominee’s qualifications for membership on certain committees of the Board;
•	the nominee’s willingness to commit sufficient time to attend to his/her duties and responsibilities as a member of the Board;
•	any potential conflicts of interest involving the nominee; and
•	the composition and diversity of our existing Board.

In identifying potential candidates for the Board, the Nominating and Corporate Governance Committee relies on recommendations from a number of possible sources, including current directors and officers. The Nominating and Corporate Governance Committee may also retain outside consultants or search firms to help identify potential candidates for membership on the Board. We request that any such firms retained by us include women and ethnically diverse candidates in the proposals they present to us.

Recommendation of Candidates by Stockholders

The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates for membership on the Board, provided that a complete description of such proposed nominee’s qualifications, experience and background, together with a statement signed by each proposed nominee in which he or she consents to act as such, accompanies the recommendations and provided further that any such recommendation must also be made according to the procedures, and within the same time deadlines, applicable under our Bylaws to director nominations. Such recommendations should be submitted in writing to the Corporate Secretary and should not include self-nominations. Director candidates recommended by stockholders will be evaluated using the same criteria as those applied to other director candidates.

CommunicatiNG with the Board of Directors

Stockholders and other interested parties wishing to communicate with our Board can send communications to one or more members of the Board by writing to the Board or to specific directors (including independent directors or committee chairs) or to a group of directors at the following address:

Great Lakes Dredge & Dock Corporation Board of Directors

Great Lakes Dredge & Dock Corporation

c/o Corporate Secretary

9811 Katy Freeway, Suite 1200

Houston, TX 77024

Any such communication will be promptly distributed by the Corporate Secretary to the individual director or directors named in the communication or to all directors if the communication is addressed to the entire Board. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

BOARD COMPOSITION

Our Board is currently composed of seven members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Mr. Petterson and Ms. Shanahan are members of the class whose terms expire at the 2021 Annual Meeting of Stockholders. Messrs. Dickerson, Steger and Steuert are members of the class whose term expires at the 2022 Annual Meeting of Stockholders. Mr. Levenson and Dr. Dorward-King are members of the class whose term expires at the 2023 Annual Meeting of Stockholders.

The Board of Directors has nominated Lasse Petterson and Kathleen Shanahan for re-election at the Annual Meeting to the Board of Directors for three-year terms expiring at the 2024 Annual Meeting of Stockholders. Each director will hold office until his or her respective successor is elected and qualified or until his or her earlier death, disqualification, resignation or removal. Each of Mr. Petterson and Ms. Shanahan has indicated a willingness to serve.

The persons named as proxies on the proxy card will vote the proxies received by them for the election of Mr. Petterson and Ms. Shanahan, unless otherwise directed. In the event that a nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies in the enclosed proxy card may vote for a substitute nominee at their discretion as recommended by the Board.

Vote Required and Recommendation

The nominees for director will be elected for three-year terms, provided that they receive a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that, if a quorum is present, the two persons receiving the greatest number of votes at the Annual Meeting will be elected to serve as directors. As a result, withholding authority to vote for a director nominee and broker non-votes with respect to the election of directors will not affect the outcome of the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement, which is two.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOLLOWING DIRECTORS TO THE GREAT LAKES BOARD:

✓ Lasse J. Petterson	✓ Kathleen M. Shanahan

Director Qualifications

We believe that our director nominees, individually and together with our incumbent directors as a whole, possess the requisite experience and skills necessary to carry out their duties and to serve the best interests of the Company and its stockholders.

The following paragraphs provide information as of the record date, including a brief biography with experience and a description of certain key qualifications and skills, about each of our director nominees and incumbent directors.

director Nominees for Election at the 2021 Annual Meeting:

Lasse J. Petterson, age 64
President and Chief Executive Officer Director since: 2016
Independent: No

LASSE J. Petterson was named Chief Executive Officer in May 2017 and assumed the additional title of President in March 2020.  He has served as a member of our Board since December 2016. Prior to his employment with the Company, Mr. Petterson served as a private consultant to clients in the oil and gas sector, and was Chief Operating Officer and Executive Vice President at Chicago Bridge and Iron Company N.V. (NYSE:CBI) (“CB&I”), an engineering, procurement and construction company, from 2009 – 2013. Prior to CB&I, Mr. Petterson was Chief Executive Officer of Gearbulk, Ltd., a privately held company that owns and operates one of the largest fleets of gantry craned open hatch bulk vessels in the world. He was also President and Chief Operating Officer of AMEC Inc. Americas, a subsidiary of AMEC plc (NASDAQ:AMFW), a British multinational consulting, engineering and project management company. Prior to joining AMEC, Mr. Petterson served in various executive and operational positions for Aker Maritime, Inc., the deepwater division of Aker Maritime ASA of Norway, over the course of 20 years. He spent the first nine years of his career in various positions at Norwegian Contractors, an offshore oil and gas platform contractor. Mr. Petterson is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow. He received a M.Sc., Engineering, as well as a B.S., from Norwegian University of Technology.

Key Qualifications and Skills:  For two decades, Mr. Petterson has served in various executive and operational positions, and most recently has extensive experience as Chief Executive Officer, Chief Operating Officer and President. He has particular capabilities in multinational consulting, engineering and project management; extensive engineering, procurement and construction expertise in the oil and gas sector, including offshore oil and gas platform contracting; and operational experience with maritime companies.

Kathleen M. Shanahan, age 62
Director since: 2018
Independent: Yes
Committees: Compensation; Safety, Environmental and Sustainability

kathleen m. shanahan is currently Chief Executive Officer of Turtle & Hughes, Inc., a private, certified women-owned business, which services the industrial, construction, commercial, electrical contracting, export and utility markets. Ms. Shanahan joined the Board of Directors of HireQuest (NASDAQ:HQI) in 2019 and currently serves on the Audit Committee. Ms. Shanahan has served as Chair of Ground Works Solutions (previously known as URETEK Holdings, Inc.), which provides foundation lifting and soil stabilization solutions, since 2011 and previously also served as Chief Executive Officer from 2011–2016. Ms. Shanahan also previously served as the Chair and Chief Executive Officer of WRS Infrastructure & Environment, Inc. (d/b/a WRScompass), an environmental engineering and civil construction company, as a member of the Board of Directors and Audit Committee of TRC Companies, Inc. (NYSE:TRR) from 2015 – 2017, and as a member of the Board of Directors and Chair of the Executive Compensation Committee of WCI Communities, Inc. (NYSE:WCI) from 2004 – 2007. Additionally, Ms. Shanahan has held numerous positions in government and public policy, having served on the campaigns and administrations as Chief of Staff for Florida Governor Jeb Bush and for Vice President-elect Dick Cheney; Deputy Secretary of the California Trade and Commerce Agency for California Governor Pete Wilson; special assistant to Vice President George H.W. Bush; and as staff assistant on President Ronald W. Reagan’s National Security Council. Ms. Shanahan currently serves on the boards of several private companies, including Lumia Analytics, PRISM, and Tampa General Hospital. Ms. Shanahan is a member of Women Corporate Directors and the International Women’s forum. Ms. Shanahan previously served on the board of TerraSea Environmental Solutions LLC, one of the Company’s previous joint ventures.

She received a M.B.A. in Executive Business Administration from New York University’s Leonard N. Stern School of Business and a B.A. in Nutrition Biochemistry and Economics from the University of California, San Diego.

Key Qualifications and Skills:  Ms. Shanahan has served in various executive and operational positions, and most recently has significant experience as Chair and Chief Executive Officer of a company engaged in geotechnical construction and government contracting. She has prior service on private and public boards, including membership on various Audit and Compensation Committees. Ms. Shanahan possesses extensive skills in development, leadership and management of environmental remediation, geotechnical and civil construction operations. She also has expertise in public policy and public affairs matters, involving advisory, communication, development and implementation strategies.

OTHER directorS:

Lawrence R. Dickerson, age 68
Board Chair
Director since: 2017
Independent: Yes
Committees: Compensation; Nominating and Corporate Governance (Chair)

LAWRENCE R. DICKERSON spent 34 years at Diamond Offshore Drilling, Inc. (NYSE:DO), a deepwater oil and gas drilling contractor, where he served as a member of the Board of Directors from 1998, and as President and Chief Executive Officer from 2008 until his retirement in 2014. Prior to his service as President and Chief Executive Officer, Mr. Dickerson served as Chief Financial Officer, during which time he helped take the company public, and as Chief Operating Officer, during which time he gained substantial operating and commercial experience. In addition to being a seasoned executive, Mr. Dickerson has significant board experience. He has been a member of the Board of Directors of Murphy Oil Corporation (NYSE:MUR), an oil and gas exploration and production company, and Oil States International (NYSE:OIS), an oilfield equipment services company, since 2014. Mr. Dickerson is a member of the Audit and Nominating and Governance Committees at Murphy Oil Corporation and is Chair of the Compensation Committee and a former member of the Audit Committee at Oil States International. Mr. Dickerson was Non-Executive Chairman of the Board of Directors of Hercules Offshore, Inc. (NASDAQ:HERO), an offshore drilling company, from 2015 – 2016, and he also served from 2008 – 2012 on the Board of Directors of Global Industries, Ltd. (NASDAQ:GLBL), a subsea construction company sold to Technip in 2011. Mr. Dickerson received a B.B.A. from the University of Texas.

Key Qualifications and Skills:  Mr. Dickerson has experience as a President, Chief Executive Officer, Chief Financial Officer and Chief Operating Officer with prior service on several public boards. He served as Chair of another publicly traded company and held memberships on various Audit, Nominating and Governance and Compensation Committees. Mr. Dickerson has extensive operating and commercial experience in capital-intensive businesses in deepwater oil and offshore/gas drilling industries, as well as governmental, international, public market and large-scale vessel construction experience.

Elaine J. Dorward-King, age 63
Director since: 2020
Independent: Yes
Committees: Audit; Safety, Environmental and Sustainability (Chair)

DR. ELAINE DORWARD-KING most recently was the Executive Vice President, Sustainability and External Relations at Newmont Mining Corporation (“Newmont”) (NYSE:NEM), the world’s leading gold mining company. Dr. Dorward-King has spent the majority of her career in mining and joined Newmont in 2013.  Prior to joining Newmont, Dr. Dorward-King spent 20 years with Rio Tinto, one of the world’s largest diversified producers of metals and minerals, in general management and Environmental Health and Safety leadership roles. Dr. Dorward-King has over 25 years of leadership experience in creating and implementing sustainable development, safety, health and environmental strategy as well as programs in mining, chemical and engineering consulting sectors.  Currently Dr. Dorward-King serves on the Board of Directors of Kenmare Resources plc (LSE:KMR, ISE:KMR); Sibanye Stillwater plc (JSE:SSW, NYSE:SBSW); and NovaGold (TSX:NG, NYSE American:NG). Dr. Dorward-King holds a Bachelor’s Degree from Maryville College and received a PhD in Analytical Chemistry from Colorado State University.

Key Qualifications and Skills: Dr. Dorward-King has 25 years of management and leadership experience in capital-intensive industries. Dr. Dorward-King has extensive experience in risk management, health, safety and environmental programs and sustainability strategies. Dr. Dorward-King also has international operations experience.

Ryan J. Levenson, age 45
Director since: 2016
Independent: Yes
Committees: Audit; Nominating and Corporate Governance

RYAN J. LEVENSON is currently Principal and Portfolio Manager of Privet Fund Management LLC (“Privet Fund”). Mr. Levenson currently serves on the Board of Directors of Hardinge, Inc. Previously, Mr. Levenson served as a director of AgJunction, Inc. (TSX: AJX) from 2016  – 2019, Frequency Electronics, Inc. (NASDAQ:FEIM) from 2016 – 2017, Cicero, Inc. (OTC:CICN) from 2015 – 2017, and RELM Wireless, Inc. (NYSE:RWC) from 2013 – 2014, where he served as a member of the Audit Committee. He served as a director and member of the Compensation, Organization and Corporate Governance Committee of Material Sciences Corp. (NASDAQ:MASC) from May 2013 until its sale in March 2014, and as a member of the Board of Directors and Compensation and Audit Committees of The Middleby Corporation (NASDAQ: MIDD) from 2006 – 2012. Prior to founding Privet Fund in 2007, Mr. Levenson served as Vice President of Business Development at MSI, a privately held building products distributor and construction services company. Prior to MSI, Mr. Levenson served as a financial analyst for Cramer Rosenthal McGlynn’s long/short equity hedge fund after working at SAC Capital Advisors LLC in a similar capacity. Mr. Levenson began his career as an analyst on the sell side in small cap research for CJS Securities. Mr. Levenson earned a Bachelor of Arts from Vanderbilt University.

Key Qualifications and Skills:  Mr. Levenson has an extensive background in private equity, investment and asset management. This includes prior service on several public boards, membership on various Audit, Compensation and Corporate Governance Committees, and experience as a principal, portfolio manager and vice president of business development.

Ronald R. Steger, age 67
Director since: 2018
Independent: Yes
Committees: Audit (Chair); Nominating and Corporate Governance

RONALD R. STEGER Mr. Steger previously served on the Boards of Directors of Global Eagle Entertainment Inc., where he held the position of Audit Committee Chair; International Seaways, Inc. (NYSE:INSW) from 2016 – 2017; Overseas Shipholding Group, Inc. (NYSE:OSG) from 2014 – 2018, where he served as Audit Committee Chair; and Sentinel Energy Services Inc. (NASDAQ:STNL) from 2018 – 2020. Mr. Steger also served as an Advisory Board Member of ATREG, Inc. from 2014 – 2020. Mr. Steger is currently a Senior Technical Advisor at Effectus Group, a boutique accounting advisory firm that specializes in serving high-growth technology companies. Until December 31, 2013, Mr. Steger worked as an Audit Partner for KPMG LLP, where he served a broad array of clients in the Fortune 1000 and middle market technology, chemical, food service and semiconductor sectors. Additionally, Mr. Steger has gained significant knowledge regarding the marine services industry through his board service. Mr. Steger is a licensed Certified Public Accountant (retired status). He received a B.S. from Villanova University.

Key Qualifications and Skills:  Mr. Steger has expertise as a partner of one of the largest professional services networks in the world, with 37 years of accounting, advisory and consulting experience, including participation in Audit Committee investigations and Public Company Accounting Oversight Board (“PCAOB”) inspections. He has prior service on several public boards, including as Audit Committee Chair and Corporate Governance and Risk Assessment Committee Chair. Mr. Steger has extensive experience with acquisition, divestiture, initial public offering and private equity and debt placement transactions. He seconded with KPMG Munich for a three-year period, and has substantial knowledge regarding international debt and equity transactions.

D. Michael Steuert, age 72
Director since: 2017
Independent: Yes
Committees: Compensation (Chair); Safety, Environmental and Sustainability

D. MICHAEL STEUERT rejoined Fluor Corporation (NYSE:FLR), one of the world’s largest publicly traded engineering, procurement, construction, maintenance and project management companies, on June 1, 2019 as Chief Financial Officer. He retired from that position at the end of 2020. Previously, Mr. Steuert served as Senior Vice President and Chief Financial Officer of Fluor Corporation from 2001 until his retirement in 2012. Previously, Mr. Steuert served as SVP and CFO of Litton Industries Inc., a defense contractor acquired by Northrop Grumman Corporation in 2001 and as Senior Vice President and Chief Financial Officer of GenCorp Inc., now Aerojet Rocketdyne, a technology-based aerospace and defense company (NASDAQ:AJRD), from 1990 – 1999. Mr. Steuert started his career at TRW Inc. In addition to his extensive executive leadership experience, Mr. Steuert has substantial board experience. He has been a member of the Board of Directors of Liquefied Natural Gas Limited (ASX:LNG) since 2015 and is a member of its Audit Committee, Compensation Committee and Chairman of its Risk Committee. He has also been a member of the Board of Directors of Weyerhaeuser Co. (NYSE:WY) since 2004 and is a member and former Chairman and the financial expert of the Audit Committee. Mr. Steuert received a M.S. in Industrial Administration and a B.S. in Physics from Carnegie Mellon University.

Key Qualifications and Skills:  Mr. Steuert has comprehensive experience as a Chief Financial Officer and has prior service on public boards, including as Audit Committee Chair and financial expert and as Risk Committee Chair. He has held memberships on multiple Audit Committees as well as a Corporate Responsibility and Governance Committee. Mr. Steuert has extensive leadership expertise at one of the world’s largest publicly traded engineering, procurement, construction, maintenance and project management companies.

2020 DIRECTOR COMPENSATION

The compensation of our directors is determined by the Compensation Committee and approved by the Board. Directors who are employees of the Company do not receive separate compensation for their Board service. The annual compensation package for our non-employee directors is designed to attract and retain highly experienced and qualified individuals to serve on the Board and promote a strong alignment of interests between the Company’s non-employee directors and its stockholders.

The Compensation Committee annually reviews the design of the annual compensation package for non-employee directors. The Company believes that the compensation of our non-employee directors fairly reflects the work and skills required for a company of our size and complexity. The compensation package was established following consultation with the Compensation Committee’s independent compensation consultant and was intended to be competitive relative to the Company’s peer group and general industry market data. No changes to our non-employee director compensation program were made during 2020, with the exception of adding retainers for the new Safety, Environmental and Sustainability Committee Chair and members.

Each of our non-employee directors currently receives an annual retainer of $155,000, payable quarterly in arrears. The retainer is generally payable 50% in cash and 50% in grants of fully vested shares of our common stock at the end of each fiscal quarter. Either the Nominating and Corporate Governance Committee or the Compensation Committee may be responsible for reviewing and recommending grants of common stock to our non-employee directors under any current long term incentive plan then in place. In addition to the annual retainer, our Board approved the annual retainers for committee service or committee chair service, as applicable, as set forth below.

Annual Board and Committee Retainers for the Fiscal Year Ended December 31, 2020
$100,000	Non-employee Board Chair
$155,000	All non-employee directors (including Board Chair)
$20,000	Audit Committee Chair
$5,000	Audit Committee Members
$10,000	Compensation Committee Chair
$4,000	Compensation Committee Members
$7,500	Nominating and Corporate Governance Committee Chair
$3,000	Nominating and Corporate Governance Committee Members
$10,000	Safety, Environmental and Sustainability Committee Chair
$4,000	Safety, Environmental and Sustainability Committee Members

The committee annual retainers are paid in cash to the committee members each quarter in arrears. Directors are permitted to elect to receive a greater percentage of their annual retainers in common stock rather than cash. In addition, non-employee directors are also allowed to defer their cash retainers and the equity component of their annual retainers into deferred stock units payable in shares of the Company’s common stock upon the director’s separation from the Board or such other date as selected by the director or mandated by the terms of the Great Lakes Dredge & Dock Corporation Director Deferral Plan. We also reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

The table below summarizes the compensation paid by the Company to our non-employee directors for the fiscal year ended December 31, 2020.

Name		Fees Earned/ Paid in Cash(1)	Stock Awards(2)	Total
Lawrence R. Dickerson(3)		$86,750	$182,753	$269,503
Elaine J. Dorward-King		$68,813	$96,021	$164,834
Ryan J. Levenson	$	___	$163,005	$163,005
Kathleen M. Shanahan		$38,750	$123,909	$162,659
Ronald R. Steger		$91,500	$91,500	$183,000
D. Michael Steuert		$88,154	$84,492	$172,646
Michael Walsh(4)		$29,596	$26,827	$56,423(3)
(1)	This column represents the cash portion of non-employee director compensation paid for 2020 service. Mr. Levenson elected to receive 100% of his director compensation in deferred stock units.

(2)

This column represents the value of fully vested shares of our common stock granted as the equity component of the annual retainer that each director was granted for 2020 service and, for Mr. Levenson, shares of deferred stock units. The annual retainer grant dates occur quarterly on the last trading day of March, June, September and December, payable as four substantially equal installments and prorated for any quarter of partial service. The amounts set forth in this column represent the grant date fair value of stock awards granted during the fiscal year ended December 31, 2020 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in determining the FASB ASC Topic 718 values are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. As of December 31, 2020, Mr. Levenson was the only non-employee director with outstanding equity awards as a result of his deferral elections. As of such date, Mr. Levenson held 63,445 deferred stock units.

(3)	The stock awards column for Mr. Dickerson includes additional quarterly grants of fully vested shares of our common stock equal to $100,000 for Mr. Dickerson’s service as Board Chair.
(4)	Mr. Walsh’s service on the Board ended at the expiration of his term concurrent with the Company’s 2020 Annual Meeting.

Stock Ownership Guidelines for Non-Employee Directors

Non-employee directors are subject to a stock retention requirement and are required to retain common stock in the amount of five times the annual cash retainer received for service as a member of the Board. For 2020, that amount was $387,500 in common stock. Until the required ownership level is achieved, non-employee directors are required to hold at least 50% of the shares received as equity compensation (after taxes). All directors have either achieved the required ownership level or are in compliance with the retention requirement.

PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2021. During 2020, Deloitte & Touche LLP also served as our independent registered public accounting firm and, in addition, provided certain tax and other services, see “Matters Related to Independent Registered Public Accounting Firm – Professional Fees” on page 23. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Vote Required and Recommendation

Deloitte & Touche LLP will be ratified as our independent registered public accounting firm for the year ending December 31, 2021 provided this proposal receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, assuming a quorum is present. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of voting against the proposal.

Although we are not required to seek stockholder ratification of this appointment, the Audit Committee and the Board believe it to be sound corporate practice to do so. If the appointment is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2021.

MATTERS RELATED TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, referred to as “Deloitte,” has been appointed by the Audit Committee to be our independent registered public accounting firm for the year ending December 31, 2021. Each year, the Audit Committee evaluates the qualifications of the Company’s independent auditors and considers: (1) the quality and efficiency of the services provided; (2) the auditor’s technical expertise, knowledge of our Company’s operations and global capabilities; (3) the auditor’s communications and interactions with the Company; (4) the auditor’s independence and objectivity; (5) whether the auditor has recently been the subject of any administrative, criminal or civil investigations or been accused of violating PCAOB policies; and (6) the auditor’s fee proposal. Stockholders are being asked to ratify the appointment of Deloitte at the Annual Meeting pursuant to “Proposal No. 2” on page 22 of this Proxy Statement.

Professional Fees

We paid the following professional fees to our independent registered public accounting firm, Deloitte and its affiliates, for the years ended December 31, 2020 and 2019:

	Paid for the year ended
	December 31,
	2020	2019
	(in thousands)
Audit Fees[1]	$ 1,334.8		$1,322.4
Audit-Related Fees[2]	$ ___	$	___
Tax Fees[3]	$ 23.5		$30.4
All Other Fees[4]	$ 4.6		$3.8
Total:	$ 1,362.9		$1,356.6
(1)

This category includes audit fees for services related to our annual audits of our financial statements and internal controls over financial reporting, quarterly reviews of our financial statements performed in accordance with accounting standards generally accepted in the United States of America and services that are normally provided by Deloitte related to statutory or regulatory filings or engagements.

(2)	This category primarily includes fees related to comfort letters issued in support of debt offerings and work related to other regulatory documents.
(3)	This category primarily includes fees for tax advice, tax planning and compliance related to our international operations and other tax advice related to specific non-routine transactions.
(4)	This category includes subscription fees to an online accounting research tool.

AUDIT COMMITTEE Pre-Approval Policy for Independent Accountant Services

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. From time to time, however, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee may also pre-approve services on a case-by-case basis. The Audit Committee may delegate pre-approval authority to one or more of its members. For the year ended December 31, 2020, the Audit Committee pre-approved all such audit and non-audit services, including tax services, provided by the independent registered public accounting firm.

Report of the Audit Committee

With respect to 2020, the Audit Committee has:

➢	reviewed and discussed the audited financial statements with management;
➢	discussed with our independent auditor, Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
➢

received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2020.

The Audit Committee of the Board of Directors:

Ronald R. Steger, Chair

Ryan J. Levenson	Elaine J. Dorward-King

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our Compensation Discussion and Analysis (“CD&A”) reviews the objectives and elements of Great Lakes’ executive compensation program, describes the related processes of our Compensation Committee (the “Committee”), and discusses the 2020 compensation earned by our named executive officers. Our CD&A also explains actions the Committee took in response to the stockholder feedback received during our extensive stockholder outreach on executive compensation over the past several years.

For fiscal 2020, our named executive officers were:

Name	Title
Lasse J. Petterson	President and Chief Executive Officer
Mark W. Marinko	Senior Vice President and Chief Financial Officer
David E. Simonelli	Chief Operating Officer
James J. Tastard	Senior Vice President, Chief Human Resources and Administration Officer
William H. Hanson	Senior Vice President, Government Relations
Kathleen M. LaVoy*	Former Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary
Annette W. Cyr*	Former Senior Vice President, Chief Human Resources and Administration Officer

*Ms. LaVoy ceased serving as Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary on December 7, 2020 and separated from the Company on December 31, 2020. Ms. Cyr separated from the Company on November 11, 2020.

We conducted extensive stockholder outreach in 2019 resulting in significant executive compensation program changes for 2020, which were well received by stockholders as indicated by the strong say on pay results last year. That program continues for 2021 with no meaningful changes in program design because of the very positive stockholder feedback received and the alignment of such program with our business objectives and our compensation philosophy and objectives.

2020 Business Overview

In 2020, we executed successfully on our business plan and strategic initiatives, driven by a strong domestic dredging market and the continued effectiveness of our 2017 asset rationalization and cost reduction program. We continued to strengthen our relationships with key clients and stakeholders by providing innovative solutions and by delivering cost-effective and time-efficient project completions. At the same time, we delivered improved financial results and continued a trend of exceptional safety performance.

COVID-19

Since late 2019, the novel strain of coronavirus known as COVID-19 has spread worldwide and to every state in the United States. This outbreak has severely impacted global economic activity and many countries and states in the United States have reacted by instituting quarantines, mandating school and business closures and limiting travel. These disruptions have significantly affected global markets and all industries, including ours. Great Lakes took immediate action to protect the health and safety of our employees, our clients and vendors, and the communities in which we work. Overseen by our Board of Directors, and led by our executive team, the Company instituted a comprehensive safety response, much of which remains in place. Some of the measures we instituted and continue to practice include:

➣ Monitoring recommendations from the World Health Organization (WHO) and the Centers for Disease Control and Prevention (CDC);
➣ Following regulatory directives from the United States Coast Guard (USCG) and local Health Departments;
➣ Meeting several times weekly to reassess the situation and make necessary changes;
➣ Communicating changes to policies and other pertinent information to Company employees;
➣ Conducting tabletop exercises with our project teams and vessels on the “What ifs” of COVID-19; and
➣ Taking additional steps to minimize the spread of the disease, and to protect our employees and our business with training, Personal Protective Equipment, COVID-19 testing and daily screening.

We completed the year with net income from continuing operations of $66.1 million, Adjusted EBITDA from continuing operations of $151.1 million and a net debt balance of $107.2 million. See Appendix A for a reconciliation of Adjusted EBITDA from continuing operations to net income from continuing operations. In 2020, we contracted to build a new mid-size hopper dredge, we upgraded several large cutter dredges and we invested in our stockholders through a $75 million share repurchase program.

On March 28, 2020, dredging was specifically listed in the U.S. Department of Homeland Security’s “Advisory Memorandum on Identification of Essential Critical Infrastructure Workers During COVID-19 Response” which federally designates the Company as an essential business or “critical infrastructure” company that can maintain operations during the ongoing pandemic. The Company’s largest domestic dredging customer is the U.S. Army Corps of Engineers (the “Corps”); the Corps oversees the majority of these critical infrastructure projects and, in this capacity, has continued to follow their bid schedule and prioritize all types of dredging, including port maintenance and expansion and coastal protection projects that are necessary to avoid potential storm damage during hurricane season. Despite the uncertainty surrounding COVID-19, to date, the Corps is continuing to advertise new projects and the Company’s project work has only experienced minor delays.

In June 2020, Great Lakes announced the execution of a contract with Conrad Shipyard in Louisiana to build a new mid-sized hopper dredge, with expected delivery in the first quarter of 2023. This highly automated new build vessel will increase the capabilities of our hopper fleet in the coastal protection and maintenance markets. This build is currently on schedule and on budget. In addition to fleet improvements, in 2020, we announced the relocation of our corporate offices to Houston, Texas, from Oakbrook Terrace, Illinois, to be closer to our markets and clients. This move puts the Company closer to key regional markets, especially the Gulf Coast and the Mississippi River. To further support our strategy, earlier in the year the Company opened regional offices in Jacksonville, Florida and Staten Island, New York, which have been historic market centers and important Corps’ district locations. Our new headquarters and regional office locations reflect our client-focused initiatives and growth potential, basing us closer to most of our public and private business opportunities and strengthening our efforts to attract and retain a specialized workforce.

While we continue to be focused on our core business, we are also exploring new opportunities that fit our core capabilities. In 2020, we announced our entry into the offshore wind renewable energy market, which we believe will gain momentum in the U.S. in the coming years and aligns closely with the Company’s focus on environmental sustainability. Great Lakes announced in December that we are moving forward with the design and development of the first U.S. flagged Jones Act compliant, inclined fall-pipe vessel for subsea rock installation for wind mill foundations. We believe that this vessel would represent a significant critical advancement in building the future of the new U.S. offshore wind industry.

Environmental, Safety, Social and Governance

Great Lakes strives to incorporate effective environmental, safety, social, and governance processes into everything we do. Our business is focused on ensuring that our nation’s waterways are open, our shorelines are protected, and potential risks associated with storms and sea change are mitigated. While the focus of much of our work is long-term environmental protection, the Company seeks to conduct our work in a manner which demonstrates the best environmental stewardship. Our people seek and develop technical innovations so that our work can be completed efficiently and responsibly, and our ambition is to leave the areas that we touch in a better state as a result of the work that we perform. To support this philosophy, we continue to build relationships with all stakeholders, including non-government organizations and conservation groups, to focus on the protection of our marine environment.

To that end, the Company has a robust and active environmental safety social and governance (“ESG”) action committee. The ESG committee is composed of key members of management, and reports to the Company’s President and Chief Executive Officer and the Safety, Environmental, and Sustainability Committee of the Board of Directors. It publishes on an annual basis the Company’s environmental, safety, human capital management, and corporate governance goals, and reports on the Company’s achievement and progress in attaining benchmarks.

Examples of the Company’s activities and commitments to environmental, safety, social and corporate governance matters include:

➣	improvement to our fleet of vessels;
➣	endangered species protection;
➣	environmentally beneficial use of dredge material;
➣	coral conservation;
➣	engagement in the communities where we work;
➣	our Safety Without Compromise program;
➣	implementation of our Positive Project Management program; and
➣	our emphasis on diversity and inclusion.

The Company’s ESG report can be found on the Company’s website, www.gldd.com. This report is not incorporated by reference into this Proxy Statement or considered part of this document.

Human Capital Management

A cornerstone of our ESG activities is our focus on human capital management. We seek equal opportunity and diversity in identifying, recruiting, retaining, incentivizing and integrating our existing and future employees. To achieve our goal of attracting and retaining the most talented employees in the industry, we offer competitive compensation and benefits that support our employees’ physical, financial, and emotional health. The principal objective of our equity incentive plan is to attract, retain and motivate selected employees and directors through the granting of stock-based compensation awards. We offer employees benefits, including a 401(k) plan with employer contributions; health, life, and disability insurance; additional voluntary insurance; paid time off and parental leave; and paid counseling assistance. In keeping with our philosophy of leaving our project sites in a better condition than that in which we found them, we seek to enhance our relationships with the communities where we work. We encourage and provide opportunities for our employees to engage in a variety of community service projects, community outreach and charitable activities.

Safety

Great Lakes is committed to providing a safe and healthy working environment for all employees and trade partners. In return, all of our employees are committed to Incident and Injury Free® (IIF®) safe work practices both at work and home. Employees will not be asked to perform work that is unsafe and may refuse to perform tasks if they believe that the activity or work environment is unsafe. In addition, the Company takes every opportunity to advocate for safety in our relations with other organizations. We require our trade partners to participate in the spirit and specifics of IIF® when engaged on our projects. We are committed to spreading safety consciousness within our industry and throughout the maritime community, raising the spirit of IIF® in meetings and making our safety materials freely available.

Our IIF® safety journey has resulted in a dramatic reduction in work related injuries over the past decade and a half, and we are very proud of the lives we have positively impacted. This success has been nurtured through a culture of taking personal responsibility for safety, care, and concern for one another and that makes our work environment one of the safest in the dredging industry. We have made investments in new or upgraded equipment on our vessels to lower the incidence of man overboard events. Our lower incident rates clearly reflect how many Great Lakes employees went home safely because of IIF® and the transformation it has fostered in how we operate globally.

We have experienced a significant reduction in injuries with our Total Recordable Incident Rate (TRIR) decreasing by 89% over the last 13 years.

(A TRIR of 1.0 means that for every 100 employees working a full year, one employee incurred a recordable injury.)

*Total Recordable Incident Rate (TRIR) is the rate of injuries calculated by multiplying the number of recordable cases by 200,000, and then dividing that number by the number of labor hours at the Company. Recordable cases are work-related incidents that result in care beyond first aid measures.

** Lost Time Incident Rate (LTIR) is the number of lost work hours calculated by multiplying the number of incidents that were lost time cases by 200,000 and then dividing that number by employee labor hours at the Company. A lost time case is a work-related incident that results in an employee missing work days.

Financial Performance

We believe our 2020 achievements have positioned the Company for future investments and positive growth for our stockholders. Financial achievements include:

2020 FINANCIAL REVIEW
Net Income from Continuing Operations	Adjusted EBITDA from Continuing Operations	Net Debt
$66.1 million	$151.1 million	$107.22 million
$10.4 MILLION INCREASE	$15.5 MILLION INCREASE	$28.6 MILLION REDUCTION

*A reconciliation of Adjusted EBITDA from Continuing Operations is provided in Appendix A.

We delivered superior value to our stockholders in 2020, both on an absolute basis and relative to our peers. In 2020, we had a 16.2% total stockholder return as compared to a median average of 10.5% of total stockholder return for our Peer Group and increased our market capitalization from $728 million to $856 million.

“Say-on-Pay” Advisory Vote on Executive Compensation

At the 2020 Annual Meeting of Stockholders, approximately 98% of voting stockholders cast an advisory vote in support of the Company’s executive compensation program. The Committee considered this vote during its annual examination of the executive compensation program as one of many factors in deciding the Company’s ongoing executive compensation policies and procedures.  In addition, during our 2020 stockholder outreach program, we invited over 25 of our top 30 stockholders, representing over 55% of our outstanding shares, and two proxy advisory firms to discuss their views and proxy voting guidelines with respect to our executive compensation program and disclosures. As a result, we held discussions with stockholders that represented approximately 30% of our shares outstanding and two proxy advisors. The participants in the outreach team included our Chief Financial Officer, Chief Legal Officer and Corporate Secretary, Chief Human Resources & Administrative Officer and Director of Investor Relations. The stockholder feedback received was overall positive and supportive of our executive compensation program.  The Committee determined that the Company’s executive compensation philosophies and objectives and compensation elements continued to be appropriate and did not make any changes to the Company’s executive compensation program in response to the 2020 stockholder feedback or the 2020 say-on-pay vote.

Prior Stockholder Outreach

Over the past several years, we took a closer look at our executive compensation program and increased the focus and intensity of our stockholder engagement in direct response to the lower levels of say-on-pay support we received at our 2018 and 2019 annual stockholder meetings. Through these exchanges, we gained greater appreciation for our stockholders’ views on plan design, annual incentives, long-term incentives and performance metrics. We are committed to having a compensation program that is tied to our strategic objectives and responds to our stockholders’ priorities, while mitigating any avoidable disruption to the business.

We heard a range of different perspectives on our executive compensation program from stockholders during our 2018 and 2019 outreach initiative, all of which were considered by the Committee. Based on feedback, and considering the program as a whole as well as the strategic goals of the Company, over the past several years, the Committee took the following actions:

What We Heard	What We Did
Increase the Use of Performance-Based Compensation Stockholders expressed a desire for more at-risk, as opposed to fixed, pay especially as it related to long-term incentives.

•    For 2020, named executive officers received 50% of their long-term incentive grants in performance-based restricted stock units, an increase from the 33% weighting in 2019.

•    In 2020, a greater percentage of the targeted annual cash compensation was delivered in the form of annual incentive award targets rather than base salary increases, thus increasing overall at-risk pay.

Reconsider the Performance Metrics Used in the Program

Stockholders expressed some concern regarding their view that the performance metrics overlapped and also provided feedback regarding the length of the performance periods. The threshold to earn annual incentive compensation (70% of target) was viewed as too low.

•    In 2020, the Company switched from earnings before interest and taxes (“EBIT”) to earnings per share (“EPS”) as the performance metric for long-term incentives.

•    In addition, in 2020, the Company raised the threshold to earn both annual and long-term incentive compensation from 70% to 80% of target and lowered the ceiling from 130% to 120% of target.

Discretionary Compensation is Disfavored Stockholders disfavored routine use of discretionary compensation.	• No discretionary, non-performance-based awards were granted in 2020.

What Guides Our Program

Compensation Philosophy and Objectives

The Company’s executive compensation program is designed to attract and retain highly skilled, performance-oriented executives and closely align compensation paid to our named executive officers with our operating and financial goals. The Committee regularly discusses the general principles that form the basis of our executive compensation program. The objectives, which guided the Committee’s executive compensation decisions in 2020, are discussed below.

Objective	Key Elements
Align the interests of our executives with those of our stockholders.

✓  Performance-based executive compensation, including annual incentives and grants of performance-based restricted stock units, which are designed to incentivize management actions that are considered likely to enhance long-term Company performance and achieve selected financial and strategic metrics;

✓  Awards of time-vested restricted stock units under our long-term incentive plan, the value of which are dependent upon the growth of the Company’s stock price over a period of several years; and

✓  Executive stock ownership guidelines pursuant to which executives are expected to maintain significant holdings of our stock.

Reward achievement of both annual and long-term strategic and financial performance.

✓  Grants of performance-based restricted stock units, the payout of which is contingent upon our performance, as measured by certain key financial measures, over three annual performance periods;

✓  Grants of restricted stock units, the value of which are dependent upon the growth of the Company’s stock price over a period of several years; and

✓  Annual performance-based incentive award, with a targeted focus on annual individual and Company-wide strategic and financial goals.

Attract, motivate and retain highly experienced employees in key executive positions.

✓  A competitive total direct compensation package consisting of base salary, performance-based annual incentive awards and long-term equity awards;

✓  Employment agreements with our executives, which contain severance and change in control protections; and

✓  A Supplemental Savings Plan, a deferred compensation program providing a tax-advantaged method for our executives to save for retirement by deferring salary and annual incentive compensation and to receive matching and profit sharing contributions.

Emphasis on Performance

As discussed in more detail below, a primary goal of our executive compensation program is to achieve accountability for performance by linking elements of executive compensation to achievement of measurable performance objectives that reflect our strategic plan. Because a portion of total direct compensation is in the form of performance-based variable pay awards (annual incentive awards and long-term incentive equity awards), the aggregate total direct compensation of our executives is designed to increase when the Company’s performance exceeds, and to decrease when the Company’s performance falls short of, our strategic and financial goals. Total direct compensation for each of our executives can also increase or decrease based on individual performance.

Key Compensation Elements

The primary elements of our compensation program for named executive officers are base salary, an annual incentive opportunity and long-term incentive awards. Each component is designed to contribute to a total executive compensation package that is competitive, performance-based and supportive of our financial and strategic goals. In determining the total compensation of the named executive officers, the Committee considers our operating and financial performance as a whole as well as each executive’s execution of the responsibilities associated with his or her respective position. The following table outlines the framework of the main elements of our executive compensation program for our named executive officers.

Compensation Element	Purpose	Key Characteristics
Base Salary	Provides a pay opportunity that is designed to be competitive with companies for which we compete for talent without incurring excessive fixed costs.	Determined by responsibility, level of position, assessment of competitive pay, individual performance and other market factors.

Compensation Element	Purpose	Key Characteristics
Annual Incentives	Motivates performance by delivering rewards for achievement of Company and individual performance goals, while delivering reduced or no awards for Company or individual underperformance.	Annual cash award or combination of cash and equity, subject to achievement of pre-determined financial measures and other key corporate performance objectives.
Long-Term Incentives (Restricted Stock Units)	Rewards the achievement of long-term financial and strategic goals, retains key talent and creates stockholder value by aligning with long-term performance objectives.
Performance-Based Restricted Stock Units	Subject to performance criteria based on EPS for each of fiscal years 2020, 2021 and 2022. If earned, vests on the anniversary of the grant date after the applicable performance period.

Pay Mix

Part of our named executive officers’ total direct compensation opportunity is equity-based, at-risk, and/or long-term. The following charts illustrate the relative value of compensation components for our 2020 total direct compensation program (base salary, annual incentive awards and long-term incentive equity awards) as a percentage of total direct compensation. For purposes of these calculations base salary, annual incentive awards and long-term incentive equity awards were annualized for both named executive officers who departed in 2020 and those who were hired in 2020.

BREAKDOWN OF CEO AND OTHER NAMED EXECUTIVE OFFICERS TARGET COMPENSATION OPPORTUNITY

Good Compensation Governance Practices

The Committee regularly reviews our executive compensation program and incorporates commonly viewed best practices as it deems appropriate; examples of best practices that we have adopted include:

✓ The majority of executive compensation is variable and linked to achieving financial and strategic goals or to the Company’s stock price performance over time	✓ No tax gross-ups for excess parachute payments
✓ All senior executives have stock retention requirements	✓ The Company maintains a compensation recoupment (i.e., “clawback”) policy
✓ Annual incentive compensation and long-term executive compensation are based on a variety of pre-established performance metrics	✓ Directors, officers and all other employees are prohibited from hedging or pledging Company securities
✓ Regular risk assessment of executive compensation programs	✓ Grant agreements for restricted stock units prohibit the payment of dividend equivalents prior to the vesting date, and none are paid with respect to restricted stock units that are forfeited
✓ Target total direct compensation is generally competitive with peer group and other companies with which we compete for talent	✓ Double trigger cash severance and long-term incentive provisions in the event of a change in control
✓ Committee engages an independent compensation consultant	✓ Limited perquisites

Role of the Compensation Committee

The Committee, composed entirely of independent directors, oversees the executive compensation program for our named executive officers. As part of its annual process, the Committee works closely with executive management and its independent compensation consultant.

Generally, in the first and fourth quarters of each year, the Committee reviews our historical pay and Company and individual performance information, including our performance relative to the objectives set forth in the prior year’s incentive program. The Committee approves annual incentive awards for executive officers based on recommendations from our CEO for executive officers other than himself and on our performance. The Committee also determines the executive compensation program for the current year. As part of this process, the Committee reviews the aggregate value of the total compensation opportunities provided to each of the executive officers. Following the review, the Committee determines annual base salaries, target annual incentive compensation, and long-term incentive opportunities for each executive officer. The Committee also approves the goals and performance metrics for our annual incentive compensation and the performance-based component of our long-term incentives. In the first quarter of 2020, the Committee set performance goals for the annual incentive compensation and long-term incentive programs.

Throughout the year, the Committee discusses the philosophy for the overall executive compensation packages and decides whether changes should be made in the design of the program. As part of regular Committee meetings, Committee members generally meet in executive session, during which members of management are not present.

From time to time, the Committee considers the effect of one-time or unusual items, if any, that may impact reported financial results. To more accurately reflect the operating performance of our business, the Committee reviews a number of potential adjustments to our reported financial results for incentive program purposes. Generally, any adjustments are intended to exclude one-time or unusual items and external factors that are inconsistent with the assumptions reflected in our financial plans. Standard adjustments may be made: for accounting-related changes or changes in laws or regulations not included in our annual operating plan, such as changes related to U.S. tax reform; to exclude integration costs or make other adjustments related to unbudgeted merger and acquisition activity; and for other items not considered representative of the results of operations for the period, as approved by the Committee. When designing the compensation program for 2020, the Committee did not make any adjustments for COVID-related items or any other one-time or unusual items.

Role of Management in Establishing Compensation

At the direction of the Committee Chair, management generally prepares materials for the Committee in advance of its meetings. During the annual evaluation process, the CEO evaluates the performance of our named executive officers (other than himself) and provides a recommendation to the Committee with respect to changes to base salary, annual performance incentives and long-term incentive equity awards. Our CEO provides recommendations regarding the compensation of the other named executive officers but is not involved in setting his own compensation.

Role of Compensation Consultant

Pursuant to its charter, the Committee has the independent authority to engage the services of outside advisors and experts, including executive compensation consultants. The role of the compensation consultant is to provide independent, expert advice to the Committee on the design of the Company’s compensation programs and the level of compensation paid to our senior executives. The compensation consultant reports directly to the Committee and was not utilized to perform any other services for the Company. The Committee has assessed the independence of the compensation consultant that performed services for the Committee during 2020 and concluded that the compensation consultant’s work is independent of management and does not raise any conflicts of interest. The Committee has the authority to hire and dismiss the compensation consultants, as well as to establish new engagements. If requested by the Committee, a representative of the compensation consultant may participate in Committee meetings.

In May 2019, the Committee retained Pearl Meyer to serve as the Company’s independent executive compensation consultant for the 2020 program, at which time Pearl Meyer worked with the Committee to review the executive compensation program, consider the feedback of stockholders and make recommendations for improvements to the program for 2020.

Role of Benchmarking and Peer Companies

The Committee considers salary, annual incentive compensation and long-term incentive compensation for the named executive officers against competitive market information. For purposes of setting 2020 compensation, the peer group consisted of the following 19 companies (“Peer Group”):

Fiscal 2020 Peer Group
Aegion	Infrastructure & Energy Alternatives	Orion Group
Ameresco	Limbach Holdings	SEACOR Holdings
Argan, Inc.	Logistec Corporation	Sterling Construction
Badger Daylighting	Matrix Service	Team, Inc.
Construction Partners	Mistras Group	Tidewater International
Hill International	MYR Group
IES Holdings	NV5 Global

The Committee selected this Peer Group in the fourth quarter of 2019 with the assistance of its compensation consultant, after considering U.S.-based public companies in the same and similar Global Industry Classification System (GICS) Industry Group with comparable revenues, total assets and enterprise value. The compensation consultant considered companies with similar lines of business as the Company, namely asset-intensive companies that provide infrastructure and engineering services and are of similar size to Great Lakes. The compensation consultant recommended maintaining a similar peer group as utilized for 2019 executive compensation decisions, but removing Layne Christensen, Willbros Group and Willdan Group and adding Argan Inc., Construction Partners, Infrastructure & Energy Alternatives, Limbach Holdings, SEACOR Holdings and Tidewater International. Layne Christensen and Willbros Group were removed because following acquisition activity, they were no longer publicly-traded companies. In addition, Willdan Group was removed because its consulting practice does not have sufficient business similarities, particularly around managing assets, compared to Great Lakes, to remain in the Peer Group. Argan, Construction Partners, Infrastructure & Energy Alternatives, Limbach Holdings, SEACOR Holdings and Tidewater International were added because of similarity in business characteristics with Great Lakes. Select comparative financial measures for the Peer Group are summarized below:

	Peer Group		Great Lakes
	Median	75th Percentile	Company Data	Percentile Rank
	(in millions)
Revenue	$778	$1,131	$720	43%
Total Assets	$574	$1,000	$893	70%
Enterprise Value	$639	$945	$938	74%

Median/Percentiles determined by Pearl Meyer using Standard & Poor’s Capital IQ Service and Peer Group company information. The financial information referenced above was derived from data as of September 30, 2019.

The Committee utilizes the Peer Group as a reference point for decisions relating to our executive compensation program involving our named executive officers. Executive compensation data from the Peer Group is aggregated by the compensation consultant and presented to the Committee in summary form. The Committee reviews the aggregated data to obtain a general understanding of current executive compensation practices utilized by our Peer Group. The Committee also utilizes the data as a market check that the Company’s pay practices are generally competitive and fulfill the Committee’s stated goal of attracting and retaining its named executive officers. The Committee does not target specific levels of executive compensation as compared to the Peer Group.

On an annual basis, the compensation consultant provides a competitive market assessment, which includes a report on the compensation of our named executive officers, relative to a market median (developed based on an analysis of the compensation elements from the Peer Group, along with executive compensation data from published compensation surveys). The Committee considers the competitive market assessment when making its final executive compensation decisions. It is the Committee’s current intention to continue annual competitive market assessments to evaluate whether our senior executives are compensated appropriately in terms of levels and design.

2020 Executive Compensation Program in Detail

Base Salary

We seek to provide competitive base salaries that allow us to attract and retain executive talent without incurring excessive fixed costs. Accordingly, we consider a variety of factors such as:

•	the salaries of executives in similar positions in our Peer Group;
•	our executives’ skills, experience and knowledge;
•	the responsibilities required of the executives in their roles;
•	the importance of the position to the Company; and
•	the difficulty of replacement.

Decisions regarding individual salary levels were based upon a review of multiple criteria including market data of our Peer Group, the individual’s performance, the Company’s performance and the advice of the compensation consultant. Effective January 1, 2020, our named executive officers received modest base salary increases as part of the total annual executive compensation program and the factors detailed above. Compensation for newly hired named executive officers was determined based on the market pay levels for the positions into which they were hired as well as their prior experience in comparable roles at other organizations.

Name	2020 Base Salary		2019 Base Salary	% Increase
Lasse J. Petterson	$725,000		$700,000	3.57
Mark W. Marinko	$402,000		$394,748	1.84
David E. Simonelli	$428,000		$420,240	1.85
William H. Hanson	$230,000		$218,280	5.37
James J. Tastard	$345,000*	$	___	___
Kathleen LaVoy**	$356,000		$350,200	1.67
Annette W. Cyr**	$310,000		$275,000	12.7

*Mr. Tastard received $86,250 in FY2020 as Prorated Salary based on his start date of October 1, 2020.

**Ms. LaVoy and Ms. Cyr terminated employment with the Company on December 31, 2020 and November 11, 2020, respectively.

Annual Incentive Compensation

The Company’s annual incentive compensation program is designed to be supportive of the Company’s short-term operating objectives and to provide competitive target total annual executive compensation opportunities. In 2020, the Company granted annual incentive compensation pursuant to the Executive Leadership Annual Incentive Program, which was administered under the Company’s 2017 Long Term Incentive Plan (the “2017 LTIP”). All of our named executive officers participated in the program.

The formula for calculating annual incentive compensation payouts is as follows:

Each named executive officer has quantitative and qualitative performance goals that are established annually. For 2020, the Committee set Adjusted EBITDA from Continuing Operations (or “Adjusted EBITDA”) as the financial goal for named executive officers. The Committee established the financial target based on the Company’s budget plan for the year and set threshold and stretch goals for the Company at 80% and 120% of budget, respectively.

The Committee also set qualitative individual goals for each named executive officer, as described below. The qualitative goals are set at the beginning of the performance period (or, with respect to new hires, at the time of hire) and are designed to motivate performance with respect to other stated strategic, operational, financial and corporate objectives.

Performance for the CEO was measured based solely on the financial results of the Company as a whole. The Committee also considered, but did not assign a specific weight to, the individual qualitative goals listed below when determining whether to modify the CEO’s actual award. Performance for the other named executive officers was measured based on the financial results of the Company as a whole and on individual goals according to the weights set forth below.

Name	Financial Measurement Weight	Individual Strategic Goal Weight
Lasse J. Petterson	100%	0%
Mark W. Marinko	80%	20%
David E. Simonelli	80%	20%
James J. Tastard	80%	20%
William H. Hanson	80%	20%
Kathleen M. LaVoy	80%	20%
Annette W. Cyr	80%	20%

The Committee retains subjective discretion to adjust payout results as it deems appropriate and in accordance with the terms of the 2017 LTIP. Under the Executive Leadership Annual Incentive Program, the Committee may modify calculated payouts from 0-150% based on individual performance, although individual modifications are expected to be generally +/- 10% of calculated amounts. In addition, as detailed above in Role of the Compensation Committee, adjustments may be made to mitigate the effects of events that, unless excluded, would be inconsistent with the intent of the annual incentive compensation program. In 2020, the Committee did not exercise its discretion to adjust the quantitative performance measures, other than in accordance with the standard adjustment for exclusion of budgeted and actual incentive pay when calculating achievement of performance goals.

2020 Goal Detail

Below is the summary of annual incentive compensation goals for 2020. Weighting of each goal varied based on each named executive officer’s role with the Company.

Annual Incentive Compensation Metric	How Measured	Why Chosen?
Adjusted EBITDA from Continuing Operations	Achievement of Adjusted EBITDA, which rewards the achievement of strategic objectives in supporting the Company’s annual and strategic plan.	Adjusted EBITDA from Continuing Operations allows us to evaluate our operational efficiency and success in generating profit from revenues.
Safety*	Achievement of improvements in Total Recordable Incident Rate and Man Overboard incidents.	Our goal is to be Incident and Injury Free®, sending our employees home safe and injury-free every day. Each member of the Company, including executives, is responsible for driving our safety culture.
People, Talent and Culture*	Continue initiatives related to talent development program, organizational analysis and structured environmental, social and governance processes.	Attracting, retaining and developing talented team members is critical to the Company’s short- and long-term success.
Business Review*	Continue cost savings, develop and execute on fleet rationalization and modernization, review business lines and secure new revolving credit facility.	Execution of objectives in alignment with the Company’s strategic plan, including continued cost savings, is the primary focus of our executive team.
Budget*	Achievement of individual operating plans.

While all executives’ performance targets are tied to Company-wide financial metrics, each individual is also measured on his or her individual operating budget to ensure efficient management of his or her department or division.

  *Component used to assess individual performance, weighted at 20% for named executive officers other than the CEO.

Financial Goal Achievement for 2020

We exceeded the financial goal for the year set by the Committee.

	Adjusted EBITDA vs. Budget	Pool Funding (% Target)
	Performance Level
<Threshold	$109.614 MM	0%
Threshold	$109.614 MM	50%
Target	$137.018 MM	100%
Maximum	$164.422 MM	200%

Performance between threshold and target and target and maximum are linearly interpolated. The performance levels disclosed above include budgeted incentive pay (excluded for calculation of achievement of performance goals).

Actual Adjusted EBITDA from Continuing Operations was $151.058 million and was between the target and maximum achievement levels and funded the portion of the CEO’s incentive allocation to Company performance at 173.29% of target.

Individual Goal Achievement for 2020

To assess individual goals, each named executive officer submits a written self-appraisal regarding the achievement of his or her pre-established goals for the year. For the named executive officers other than the CEO, the appraisals are reviewed by the CEO. The CEO provides performance appraisals for each of the named executive officers, which are then discussed with the Committee. The self-appraisal for the CEO is discussed with the Committee.

2020 was a year of strong overall performance, led by our team of executive officers. The Committee firmly believes that overall individual performance for the executive officer team exceeded target for the year, given the significant financial, operational and strategic successes.

The following factors were considered when assessing the performance of the named executive officers (other than the CEO):

➣	Successful execution of the 2020 Operating Plan
➣	Implementation of our new organizational structure, including regional operational centers and leadership development program
➣	Introduction of our “lowest unit cost” initiative
➣	Development and execution of our Offshore Wind strategy
➣	Entrance into contract and launch of our new hopper dredge build program
➣	Above-target achievement of safety goals, including improvement of Total Recordable Incident Rate (“TRIR”) and Lost Time Incident Rate Reporting (“LTIR”) metrics
➣	Reduction of Man Overboard (“MOB”) incidents and introduction of vessel improvements designed to lessen MOB risks
➣	Continued development of our structured Environmental, Sustainability and Governance (“ESG”) initiatives

Actual Payouts for 2020

Based on the financial goal achievement (for all of the named executive officers) and the assessment of qualitative goals (for named executive officers other than the CEO) for 2020, the Committee awarded annual incentive awards to each of our named executive officers as reflected in the following table:

Name	Target Award Opportunity		Actual Award	Opportunity Earned
	% Salary	$	$	% of Target
Lasse J. Petterson	100%	$725,000	$1,256,353	173.29%
Mark W. Marinko	65%	$261,300	$440,635	168.63%
David E. Simonelli	65%	$278,200	$483,044	173.63%
James J. Tastard	55%	$189,750	$76,092*	160.40%
William H. Hanson	40%	$92,000	$159,741	176.63%
Kathleen M. LaVoy	55%	$195,800	$310,601	158.63%
Annette W. Cyr	55%	$170,500	$235,505	138.13%

*Mr. Tastard received $76,092 for FY2020 prorated award based on his start date of October 1, 2020.

Long-Term Incentive Awards

Overview

Long-term incentives are awarded pursuant to the 2017 LTIP, a stockholder-approved equity plan. Every year, the Committee reviews the mix of types of incentives and the percentage of each type of incentive granted. In 2020, the Committee chose to grant restricted stock units with a combination of performance-based and service-based vesting conditions. The Committee believes this mix of grant types motivates key executives to drive business results against the Company’s goals, further aligns management’s interests with those of our stockholders over the long-term and retains individuals deemed critical to the Company’s future success.

The aggregate value of a named executive officer’s long-term incentive equity award is determined by the Committee in conjunction with its consideration of the 2020 competitive market assessment and is based, in part, upon the contribution that the named executive officer is expected to make to the overall growth, strategic and financial performance of the Company during the vesting period. The Committee also considers equity compensation levels of our Peer Group and the annual competitive market assessment.

2020 Long-Term Incentive Grants

The Committee considers and reviews many factors in determining the appropriate mix of long-term equity incentive awards. These factors include the prevalence and composition of equity awards reported in the competitive market assessment, as well as the mix of awards deemed necessary to effectively incentivize management and reward the creation of value for stockholders and strong overall strategic and financial performance. Additional information regarding the long-term incentives selected by the Committee for 2020 is set forth in the following table:

Type	Features	How Measured	Why Chosen?
Performance-Based Restricted Stock Units (“PSUs”)	• Fifty percent (50%) of the regular long-term incentive grant. • Target number of PSUs is based on the stock price on the date of grant.

•  Number of PSUs that may be earned range from 0% - 200% of target based on achievement of budgeted EPS for 2020, 2021 and 2022 (one-year performance periods).

•  Earned PSUs for the applicable fiscal year vest on the anniversary of the grant date after the applicable performance period.

•  Align long-term compensation for named executive officers with Company performance.

•  EPS complements the Adjusted EBITDA from Continuing Operations metric in the annual incentive plan and reflects bottom line profitability, thereby aligning executive pay with stockholder interests

Restricted Stock Units (“RSUs”)	• Fifty percent (50%) of the regular long-term incentive grant. • Number of RSUs is based on the stock price on the date of grant.	• Time-based; vests in three equal annual installments.	• Encourage retention and align interests of management with stockholders through benefits and risks of stock.

In January of the program grant year, the Committee sets the threshold, target and maximum performance criteria for PSUs vesting in each of the three one-year performance periods in the program. The criteria are pre-determined for the full three-year performance cycle, with increasing targets for each year of the program.  It is the Committee’s policy to authorize and grant equity awards as of the date of the Committee meeting at which such awards are approved by the independent directors who serve on the Committee, based upon the fair market value of our common stock as of the grant date of the award.

The PSU program is three years in length, although each performance period is one year. The Committee continues to assess the viability of setting longer performance periods. The Committee’s decision to select one-year performance periods is influenced to a large degree by the fact that a significant portion of the Company’s revenue is based on the budget of the United States Army Corps of Engineers (the “Corps”). The Corps’ budget is set by Congress on an annual basis, and the Company has limited visibility and assurances regarding future years. Accordingly, the Committee sets the first year of the performance period based on the Company’s budget and sets increased target performance for the second and third years of the grant at the time of the award. In that way, should the Corps’ budget experience negative fluctuations, a factor outside management’s control, targets for the second or third year could be impacted but the entire program will not be affected.

The total grants and grant-date fair values for the long-term incentive awards granted under the 2020 program are as follows:

	Target Opportunity (as a % of Base Salary)	Restricted Stock Units		Performance-Based Restricted Stock Units
Name		Shares (#)	Grant Date Fair Value(1)(2)	Shares (#)	Grant Date Fair Value(1)(2)	Total LTI Value at Target
Lasse J. Petterson	160%	85,546	$580,002	85,546	$579,998	$1,160,000
David E. Simonelli	85%	26,829	$181,901	26,829	$181,901	$363,802
Mark W. Marinko	75%	22,235	$150,753	22,235	$150,750	$301,503
Kathleen M. LaVoy	60%	15,752	$106,799	13,752	$106,799	$213,598
Annette W. Cyr	55%	13,717	$ 93,001	13,717	$93,001	$186,003
James J. Tastard	60%	10,030	$ 99,999	___	___	$99,999
William H. Hanson	40%	4,274	$ 28,978	6,785	$ 45,999	$74,997
(1)	Grant date fair value is calculated in accordance with ASC Topic 718.
(2)	The new hire grant for Mr. Tastard is calculated at $9.97/share.

Long-Term Incentive Achievement for Fiscal Year 2020

The Committee reviewed the Company’s performance for fiscal year 2020 for long-term incentives granted under the 2018 program, the 2019 program and the 2020 program. The table below identifies the EBIT and EPS performance criteria for the outstanding PSU grants based on fiscal year 2020 performance as well as the Company’s results:

	EBIT vs. Budget		EPS vs. Budget
	Performance	Performance	Performance	Funding
	Level (2018 Grant)	Level (2019 Grant)	Level (2020 Grant)	(% Target)
<Threshold	$37.2 MM	$56.8 MM	$0.52	0%
Threshold	$37.2 MM	$56.8 MM	$0.52	50%
Target	$53.1 MM	$81.2 MM	$0.82	100%
Maximum	$61.1 MM	$105.6 MM	$1.13	200%

The Committee determined that the maximum level of EBIT was achieved for each of the 2018 and 2019 grants and, as a result, the named executive officers were issued PSUs from the 2018 and 2019 programs. Specifically, 2020 EBIT was $112.875 million resulting in a payout of 200% for each program. The Committee also determined that the actual level of EPS exceeded target for the 2020 grants, and as a result, the named executive officers were issued PSUs from the 2020 program. Specifically, 2020 EPS was $1.00 resulting in a payout of 158% of target.

Other Compensation Practices, Policies and Related Matters

Stock Ownership and Retention Guidelines

The Company maintains guidelines for stock ownership with respect to its named executive officers, senior executives and vice presidents. The purpose of the guidelines is to encourage our senior executives and vice presidents to demonstrate a commitment to the Company and its stockholders by retaining a required value of Company stock. Each participant is provided with a reasonable period of time to attain the required ownership level. The guidelines provide that each continuing named executive officer retain a number of eligible shares with a value at least equal to a multiple of the executive’s base annual salary as follows:

Name	Retention Requirement
Lasse J. Petterson	5.0x salary
Mark W. Marinko	3.0x salary
David E. Simonelli(1)	3.0x salary
James J. Tastard	3.0x salary
William H. Hanson(1)	3.0x salary

*For Mr. Simonelli and Mr. Hanson, vested but unexercised options granted prior to 2014 are valued using the Black-Scholes model and count towards a portion of his retention requirement.

All shares of common stock are eligible shares and count toward the retention requirement, with the shares of common stock valued using an average of the closing stock price over the prior month. Each named executive officer must retain 50% of net profit shares realized upon the: (i) exercise of stock options, (ii) settlement of performance-based restricted stock units and (iii) vesting of restricted stock units until the required retention value is attained. As of December 31, 2020, each of our continuing named executive officers was in compliance with the guidelines through meeting the retention requirement or complying with the retention ratio of 50% of net profit shares. The Committee does not consider existing stock ownership levels of individual executives in determining the amount of long-term incentive equity awards.

Additional Benefits

The Company has adopted benefit programs that are designed to be supportive of business and human resource strategies and that provide for the delivery of equitable value to executives relative to lower-level employees. The Company strives to avoid programs that do not support an identifiable business objective.

Accordingly, the named executive officers generally participate in the same benefits program that is provided to other employees, including life and medical insurance and 401(k) matching and profit sharing. Our 401(k) plan provides that we will match, dollar for dollar, up to 6% of an employee’s salary and incentive compensation that is contributed to his or her 401(k) account. We also may provide a profit sharing contribution to an employee’s 401(k) account as a percentage (between 0% and 7%) of the employee’s salary. However, the IRS limits the total annual contribution for an employee into a qualified plan. This amount was $19,500 for 2020.

Supplemental Savings Plan

In addition, our named executive officers and other eligible employees may contribute to a Supplemental Savings Plan (“SSP”), a nonqualified deferred compensation plan that allows eligible employees to elect to defer salary and annual incentive compensation and to receive matching and profit sharing contributions in excess of the maximum amounts that they can defer or receive under the 401(k) plan due to IRS limits. Although the SSP is unfunded, participants may elect to notionally invest deferred amounts in most of the investment alternatives that are available under the qualified 401(k) plan. Participants also elect when to receive distributions of deferred amounts under the SSP. No tax gross-ups are provided to participants under the SSP.

Compensation Recoupment (“Clawback”) Policy

We have a compensation recoupment policy, which requires certain cash and equity incentive compensation to be repaid to the Company if awarded as a result of inaccurate financial data. The policy applies to current and former executive officers of the Company, as well as other employees designated by the Board or the Committee. In addition, the policy allows the Committee to recoup compensation paid to an employee as a result of any conduct justifying termination for cause of that employee.

Risk Assessment

We designed our executive compensation program to drive performance toward the achievement of our short-term and long-term goals and to increase stockholder value, while appropriately balancing risk and reward. In March 2020, the Committee conducted its annual review and risk assessment of the Company’s executive compensation policies and practices. Following this review, the Committee concluded that our executive compensation program was appropriately designed for the size and complexity of the Company and does not encourage excessive risk-taking.

Employment Agreements

As of December 31, 2020, and discussed beginning on page 49, all of our new and continuing named executive officers had written employment agreements, which would entitle each executive to severance benefits depending upon the circumstances of resignation or termination. The Committee believes that these agreements provide essential protections to both the named executive officers and the Company. Agreements providing for severance and change-in-control payments assist us in attracting and retaining qualified executives who have job alternatives. At the same time, the applicable agreements preserve our valuable assets by imposing upon the executives’ non-competition and non-solicitation restrictions, confidentiality obligations and cooperation covenants. In connection with their departures from the Company, Ms. LaVoy and Ms. Cyr received separation benefits consistent with the terms of their employment agreements.

The Board and the Committee believe that retention of key personnel is an important goal. Employment agreements are one vehicle for retaining top talent. The Board and Committee believe that the severance benefits agreed to in the case of these termination events are reasonable in light of the potential value delivered to stockholders in return. These agreements do not provide excise tax gross-ups. In 2020, the Committee reviewed the employment agreements with its compensation consultant, Pearl Meyer, and concluded that the agreements are generally in line with typical market practices.

Prohibition on Hedging and Pledging

We believe that equity ownership fosters an atmosphere where directors, officers and other employees “think like owners” and are motivated to increase the long-term value of the Company by aligning their interests with those of the Company’s stockholders. Accordingly, we prohibit directors, officers and all other employees from the trading of derivative securities related to shares of our stock, including hedging strategies, puts, calls or other types of derivative securities. Our insider trading policy also prohibits all directors, officers and employees from pledging shares of our stock.

Compensation Committee Interlocks with Insider Participation

During fiscal year 2020, the Compensation Committee was composed of D. Michael Steuert (current Chair), Lawrence R. Dickerson, and Kathleen M. Shanahan, none of whom is an employee or current or former officer of our Company, or any of the Company’s subsidiaries, nor had any relationship with our Company requiring disclosure. The Board has determined that Messrs. Steuert and Dickerson and Ms. Shanahan are independent in accordance with NASDAQ Marketplace Rules. There were no interlocking relationships during the fiscal year ended December 31, 2020.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions with the Company’s management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

D. Michael Steuert, Chair

Lawrence R. Dickerson	Kathleen M. Shanahan

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for Year Ended December 31, 2020

The following table summarizes the compensation of our named executive officers for the year ended December 31, 2020 and, to the extent required by applicable SEC disclosure rules, the years ended December 31, 2019 and December 31, 2018:

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Compensation(3)	All Other Compensation(4)	Total
Lasse J. Petterson	2020	$725,000	$—	$1,160,000	$1,256,353	$159,438	$3,300,791
President & Chief Executive Officer	2019	$700,000	$—	$1,375,802	$1,580,000	$144,089	$3,799,891
	2018	$700,000	$500,000	$1,000,001	$984,816	$67,500	$3,252,317
Mark W. Marinko	2020	$402,000	$—	$301,503	$440,635	$51,444	$1,195,582
Senior Vice President, Chief Financial Officer	2019	$394,748	$—	$236,851	$412,512	$50,580	$1,094,691
	2018	$394,748	$—	$236,851	$290,250	$55,299	$977,148
David E. Simonelli	2020	$428,000	$—	$363,802	$483,044	$49,246	$1,324,092
Chief Operating Officer	2019	$420,240	$—	$315,180	$497,984	$65,470	$1,298,874
	2018	$420,240	$—	$315,180	$371,124	$56,653	$1,163,197
James J. Tastard	2020	$86,250	$35,000	$99,999	$76,092	$321,705	$619,046
Senior Vice President, Chief Human Resources & Administrative Officer as of 10/01/2020
William H. Hanson	2020	$230,000	$—	$74,977	$159,741	$71,485	$536,203
Senior Vice President – Government Relations & Business Development

Kathleen M. LaVoy	2020	$356,000	$—	$213,598	$310,601	$1,500,881	$2,381,080
Former Senior Vice President,	2019	$350,200	$—	$140,076	$365,959	$118,963	$975,198
Chief Legal Officer	2018	$350,200	$—	$140,083	$256,620	$54,695	$801,598
Annette W. Cyr	2020	$256,666	$—	$186,002	$235,505	$625,705	$1,303,878
Former Senior Vice President, Chief Human Resources & Administrative Officer
(1)	The amount reported in this column for Mr. Tastard for 2020 represents payment of a one-time sign-on bonus paid in cash.
(2)

Represents the aggregate grant date fair value for restricted stock units and performance–based restricted stock units granted in 2020. The amounts reported in this column are calculated in accordance with FASB ASC Topic 718. The amounts included for the performance–based restricted stock units granted during 2020 are calculated based on the probable outcome of the performance conditions for such awards at the time of grant, which was achievement of the target performance conditions for the regular program. If the highest level of performance is achieved for these performance–based restricted stock units, the maximum value of these awards at the grant date would be as follows: Mr. Petterson, $1,159,997; Mr. Marinko, $301,500; Mr. Simonelli, $363,801; Mr. Hanson, $91,998; Ms. LaVoy, $213,597; and Ms. Cyr, $186,003. The assumptions used in determining the FASB ASC Topic 718 values are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, see “Grants of Plan Based Awards Table” on page 45 for more information regarding the equity compensation granted in 2020 to our named executive officers.

(3)

Represents annual incentive compensation paid under the annual incentive program based upon the achievement of performance-based targets and individual qualitative goals. The 2020 annual incentives were paid in early 2021, see “Compensation Discussion and Analysis” on page 25 for further information regarding the 2020 annual incentive compensation program. Pursuant to the employment agreement with Mr. Simonelli, a portion of the earned annual incentives were incentives delivered as fully vested shares of common stock as follows: 25% of his award (or $120,761) was paid in shares of our common stock.

(4)	The dollar value of the amounts shown in this column for 2020 includes the following:
Name	Supplemental Savings Plan	Matching Contributions to 401(k)	Profit Sharing		Tuition Reimbursement	Relocation Stipend	Severance Payments	Consulting Fees	Total
Lasse J. Petterson	$91,950	$17,100	$50,388		$—	$ —	$ —		$159,438
Mark W. Marinko	$6,405	$17,100	$27,939		$—	$ —	$ —		$51,444
David E. Simonelli	$2,400	$17,100	$29,746	$	___	$ —	$ —		$49,246
James J. Tastard	$—	$—	$5,994		$—	$ —	$ —	$ 315,711****	$321,705
William H. Hanson	$2,400	$17,100	$15,985		$—	$ 36,000**	$ —		$71,485
Kathleen M. LaVoy	$23,596	$17,100	$24,742		$60,000*	$ —	$1,375,443***		$1,500,881
Annette W. Cyr	$2,657	$17,100	$18,464		$—	$ —	$ 587,484***		$625,705

* The tuition reimbursement reported in this column was valued on the basis of the aggregate cost to the Company and represents amounts paid to the named executive officer as reimbursements for tuition expenses.

** Represents annual stipend for office space and cost-of-living adjustment for required relocation to Washington, D.C.

***Represents amounts paid to Ms. LaVoy and Ms. Cyr pursuant to their separation agreements, as described below.

****Represents consulting fees paid to Mr. Tastard’s firm prior to his election as Chief Human Resources & Administrative Officer for services directly rendered by Mr. Tastard.

Grants of Plan-Based Awards in 2020

The following table provides additional information about our long-term incentive equity awards, which consist of performance-based restricted stock unit awards (“PSUs”), restricted stock unit awards (“RSUs”), and non-equity incentive plan awards, in each case, granted to our named executive officers in 2020 from the 2017 LTIP:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock Units(3)	Grant Date Fair Value of Stock(4)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Award Type	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)
Lasse J. Petterson	Annual Incentive		0	725,000	1,450,000
	RSUs	March 12, 2020							85,546	580,002
	PSUs	March 12, 2020				42,773	85,546	171,091		579,998
Mark W. Marinko	Annual Incentive		0	261,300	522,600
	RSUs	March 12, 2020							22,235	150,753
	PSUs	March 12, 2020				11,117	22,235	44,469		150,750
David E. Simonelli	Annual Incentive		0	278,200	556,400
	RSUs	March 12, 2020							26,829	181,901
	PSUs	March 12, 2020				13,415	26,829	53,658		181,901
James J. Tastard	Annual Incentive		0	51,750	103,500
	RSUs	October 5, 2020							10,030	99,999
William H. Hanson	Annual Incentive		0	92,000	184,000
	RSUs	March 12, 2020							4,274	28,978
	PSUs	March 12, 2020				3,392	6,785	13,569		45,999
Kathleen M. LaVoy	Annual Incentive		0	195,800	391,600
	RSUs	March 12, 2020							15,752	106,799
	PSUs	March 12, 2020				7,876	15,752	31,504		106,799
Annette W. Cyr	Annual Incentive		0	170,500	341,000
	RSUs	March 12, 2020							13,717	93,001
	PSUs	March 12, 2020				6,859	13,717	27,434		93,001

(1)

As described above, annual incentive awards under the annual incentive program are based on the achievement of certain performance metrics, see “Components of Executive Compensation – Annual Incentive Compensation” on page 35 for further information regarding the Annual Incentive Plan. For Mr. Simonelli, 75% of the annual incentive is paid in cash and 25% is paid in common stock of the Company per the terms of his employment agreement.

(2)

Represents the threshold, target and maximum payment opportunities for the 2020 PSUs granted under the 2017 LTIP. The PSUs are subject to performance criteria based on EPS for each of fiscal years 2020, 2021 and 2022. Subject to achievement of the respective performance goal, PSUs vest on the anniversary of the grant date after the applicable performance period. See “Components of Executive Compensation – Long-Term Incentive Awards” on page 38 for further information regarding the 2020 PSUs and achievement of the performance criteria for 2020.

(3)	Represents RSUs described under “Components of Executive Compensation – Long-Term Incentive Awards” on page 38. RSUs vest in annual one-third installments on each anniversary of the grant.
(4)

Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The amounts included in this column for the PSUs granted during 2020 are calculated based on the probable satisfaction of the target performance conditions for such awards. The assumptions used in determining the FASB ASC Topic 718 values are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table provides information on outstanding equity awards held by our named executive officers as of December 31, 2020. The equity awards reported in the Stock Awards column consist of RSUs and PSUs and the equity awards reported in the Options Awards columns consist of non-qualified stock options.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Lasse J. Petterson	—	—			$46,297	(2)	$609,731			$
					$46,297	(3)	$609,731			$
	—	—			$53,938	(4)	$710,363			$
	—	—			$26,965	(5)	$355,129	26,976	(6)		$355,274
	—	—			$85,546	(7)	$1,126,641			$
	—	—			$45,049	(8)	$593,295	114,066	(9)		$1,502,249
Mark W. Marinko	—	—			$10,966	(2)	$144,422			$
	—	—			$10,966	(3)	$144,422			$
	—	—			$12,776	(4)	$168,260			$
	—	—			$6,386	(5)	$84,104	6,390	(6)		$84,156
	—	—			$22,235	(7)	$292,835			$
	—	—			$11,709	(8)	$154,208	29,648	(9)		$390,464
David E. Simonelli	23,024	—	$6.45	June 6, 2022	14,592	(2)	$192,177			$
	43,227	—	$7.56	May 7, 2023	14,593	(3)	$192,190			$
	31,314	—	$7.62	May 9, 2024	17,000	(4)	$223,890			$
	—	—			$8,499	(5)	$111,932	8,502	(6)		$111,971
	—	—			$26,829	(7)	$353,338			$
	—	—			$14,128	(8)	$186,066	35,774	(9)		$471,144
James J. Tastard	—	—			$10,030	(7)	$132,095	—			$—
William H. Hanson	2,631	—	$5.33	June 27, 2021	1,910	(2)	$25,157			$
	1,890	—	$6.45	June 6, 2022	3,895	(4)	$51,293			$
	1,945	—	$7.56	May 7, 2023	4,274	(7)	$56,289			$
	2,145	—	$7.62	May 9, 2024	3,572	(8)	$47,043	9,047	(9)		$119,149
Kathleen M. LaVoy	—	—			$—		$—	3,779	(6)		$49,769
	—	—			$—		$—	10,500	(10)		$138,285
Annette W. Cyr	—	—			$—		$—	18,291	(9)		$240,892
(1)	Based on the closing price of our common stock as reported on the NASDAQ Global Select Market of $13.17 per share on December 31, 2020.
(2)	RSUs vested on March 9, 2021.
(3)	PSUs earned as of December 31, 2020 and released to grantee on March 9, 2021.
(4)	RSUs vest in two equal installments beginning March 13, 2021.
(5)	PSUs earned as of December 31, 2020 and released to grantee on March 13, 2021.
(6)

If earned, PSUs vest on March 13, 2022 based on performance goals for fiscal year 2021. Subject to achievement of the respective performance goal, PSUs vest on the anniversary of the grant date following the applicable performance period. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the maximum performance goals.

(7)	RSUs vest in three equal installments beginning March 12, 2021.
(8)	PSUs earned as of December 31, 2020 and released to grantee on March 12, 2021.
(9)

If earned, PSUs vest in two equal installments beginning on March 12, 2022 based on performance goals for each of fiscal years 2021 and 2022. Subject to achievement of the respective performance goal, PSUs vest on the anniversary of the grant date following the applicable performance period. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the maximum performance goals.

(10)

If earned, PSUs vest on March 12, 2022 based on performance goals for fiscal year 2021. Subject to achievement of the respective performance goal, PSUs vest on the anniversary of the grant date following the applicable performance period. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the maximum performance goals.

Option Exercises and Stock Vested in 2020

The following table provides information on the value realized by our named executive officers with respect to stock options exercised during 2020 and with respect to RSUs and PSUs that vested during 2020:

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)*		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)**
Lasse J. Petterson	—		$—	219,768		$1,866,213
Mark W. Marinko	—		$—	95,931		$1,050,795
David E. Simonelli	62,142		$338,256	127,814		$1,399,721
William H. Hanson	2,461		$6,884	11,677		$126,204
James J. Tastard	___	$	___	___	$	___
Kathleen M. LaVoy	12,629		$48,311	103,972		$1,226,284
Annette W. Cyr	—		$—	66,041		$757,659

*Amounts reflect the difference between the transaction price of our stock on the exercise date less the exercise price.

**Amounts reflect the value of the vested stock based on the closing price of our stock on the vesting date.

Nonqualified Deferred Compensation in 2020

We maintain a nonqualified Supplemental Savings Plan (“SSP”) for certain of our employees on United States payroll, including each of our named executive officers. Under the SSP, participants may defer up to 50% of their salaries, including commissions and incentive compensation (other than annual incentives) and may make a separate election to defer up to 100% of any annual performance-based cash incentives (after applicable taxes) they may earn. The SSP also provides participants the opportunity to receive credits for matching contributions equal to the difference between the matching contributions that a participant could receive under the Company’s 401(k) Plan but for the contribution and compensation limitations imposed by the Internal Revenue Code, and the matching contributions allowable to the participant under the Company’s 401(k) Plan, excluding in each case any such elective deferrals that exceed 6% of such Participant’s compensation for such Plan Year, as defined in the Company’s 401(k) Plan. Participants are generally permitted to choose from among the investment funds available under the Company’s 401(k) Plan for purposes of determining the imputed earnings, gains and losses applicable to their SSP accounts.

Participants may specify the timing of the payment of their accounts by choosing either a specified payment date or electing payment upon separation from service (or a date up to five years following separation from service), and in either case may elect to receive their accounts in a lump sum or in annual or quarterly installments over a period of up to ten years. With respect to each year’s contributions and imputed earnings, the participant may make a separate distribution election. Subject to the requirements of Section 409A of the Internal Revenue Code, applicable Internal Revenue Service guidance, and the terms of the SSP, participants may receive an early payment in the event of a severe financial hardship and may make an election to delay the timing of their scheduled payment by a minimum of five years.

The following table sets forth the details of the SSP:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE ($)(3)
Lasse J. Petterson	$487,500	$122,530	$141,133	$—	$1,346,643
Mark W. Marinko	$4,005	$14,536	$4,753	$—	$388,720
David E. Simonelli	$—	$12,339	$14,264	$—	$671,256
James J. Tastard	$—	$—	$—	$—	$—
William H. Hanson	$—	$2,400	$505	$—	$8,754
Kathleen M. LaVoy	$7,096	$28,531	$29,956	$—	$258,303
Annette W. Cyr	$2,657	$—	$905	$—	$5,421

(1)

The amounts reported in the Executive Contributions in Last FY column represent elective contributions of a portion of the executive’s base salary and/or annual incentive to the SSP (which amounts are also included in the Salary and Non-Equity Incentive Compensation column, respectively, of the 2020 Summary Compensation Table).

(2)

The amounts reported in the Registrant Contributions in Last FY column represent the Company’s contributions to each executive’s SSP (which amounts are also included in the All Other Compensation column of the 2020 Summary Compensation Table as SSP contributions and a portion of Profit Sharing contributions).

(3)

The amounts reported in the Aggregate Balance at FYE column represent the balance from the SSP and include various amounts previously reported in the Summary Compensation Table as Salary, Non-Equity Incentive Compensation or All Other Compensation.

Potential Payments Upon Termination or Change in Control

Overview

The following describes the estimated payments that would be made to the named executive officers pursuant to an employment agreement or other plans or individual award agreements in the event of the named executive officer’s termination of employment under the circumstances described below, assuming such termination took place on December 31, 2020.

Actual values would reflect specific circumstances at the time of any termination, the plans and provisions effective if and when a termination event occurs and any other applicable factors. Certain of the named executive officers, including Messrs. Petterson and Simonelli, are also eligible for certain payments and benefits in the event of a termination of employment due to voluntary retirement.

Payment of enhanced benefits is conditioned upon the executive’s execution of a release of claims in favor of the Company and its related entities. In addition to the release, for those executives with employment agreements, the executive must uphold certain restrictive covenants, including confidentiality of information, non-competition and non-solicitation.

The Petterson Agreement – Termination Provisions

Under Mr. Petterson’s agreement, if Mr. Petterson’s employment is terminated by the Company for “Cause” (defined below) or by Mr. Petterson other than for “Good Reason” (defined below), Mr. Petterson will be entitled to his base salary and employee benefits through the termination date.

Under Mr. Petterson’s agreement, if Mr. Petterson’s employment is terminated by the Company without Cause or Mr. Petterson’s leaves for Good Reason, he will be entitled to his base salary and employee benefits through the termination date, and also receive (i) 12 months of his base pay and target annual incentive compensation amount, less applicable withholdings, payable according to the Company’s scheduled payroll pay dates; (ii) the pro rata portion of his annual incentive compensation and the SSP benefits earned through the termination date, paid at the same time as continuing executives; (iii) 12 months of subsidized medical and dental coverage for Mr. Petterson, his wife, and eligible dependents (to the extent each has been provided with coverage on the date immediately prior to the termination date); and (iv) 18 months of vesting credit for any unvested equity awards, provided that Mr. Petterson has been employed by the Company as its Chief Executive Officer for at least two consecutive years as of the termination date.

If within 24 months of a “Change in Control,” (defined below) the Company terminates the employment of Mr. Petterson other than for Cause or if Mr. Petterson voluntarily resigns his employment for Good Reason, the Company will pay Mr. Petterson, in lieu of any cash severance payment, a change in control payment equal to: (i) two times the sum of his then current base salary plus the average of his target annual incentive over the three year period immediately preceding his termination; and (ii) the pro rata portion of his annual incentive and SSP benefits earned through the termination date. In the event of such a termination, Mr. Petterson is also entitled to continued coverage under the Company’s health plans for up to 24 months following the termination date and full vesting of any outstanding unvested equity awards (excluding performance-based equity awards, for which vesting credit may be awarded at the sole discretion of the Compensation Committee).

If the Company elects not to renew the employment agreement for Mr. Petterson prior to the fifth anniversary of the employment agreement (i.e., April 28, 2022) , then Mr. Petterson will receive full vesting of any unvested equity awards irrespective of whether his employment is subsequently terminated. If the Company elects not to renew the employment agreement for Mr. Petterson during any renewal term and within 12 months following the end of the renewal term terminates Mr. Petterson’s employment without Cause or Mr. Petterson voluntarily resigns his employment for Good Reason, then Mr. Petterson will receive full vesting of any unvested equity awards.

If Mr. Petterson retires after serving as Chief Executive Officer for at least six consecutive years, provides the Board with at least 12 months written advance notice of his intent to retire and remains employed by the Company for at least 12 months after providing such notice, Mr. Petterson will receive full vesting of any of his outstanding equity awards as of the termination date; and Mr. Petterson will not be entitled to and will be ineligible to receive any new equity awards following the date on which Mr. Petterson notifies the Board of his retirement.

Mr. Petterson’s employment agreement does not provide for the continuance of any compensation or benefit obligations upon death or disability; however, pursuant to Mr. Petterson’s RSU agreements, Mr. Petterson would receive full vesting of any unvested equity awards under such circumstances.

For purposes of Mr. Petterson’s agreement:

“Cause” means: (a) a material breach of the agreement or an established policy of the Company; (b) an act constituting a felony or engagement in unethical or immoral conduct that, in the reasonable judgment of the Board, could injure the integrity, character or reputation of the Company; (c) failure, refusal or inability to perform or habitual neglect of duties and responsibilities following written notice and opportunity to cure; (d) an act of material dishonesty, misconduct or fraud or violation of a fiduciary duty; or (e) failure to reasonably cooperate with any audit or investigation following written notice and opportunity to cure.

“Change in Control” means the occurrence of one or more of the following:

•	Acquisition by a person or entity of 30% or more of the outstanding voting securities of the Company, with certain exceptions;
•	An unapproved change in a majority of the Board members within any twelve (12)-month period;
•	Certain corporate restructurings, including reorganizations, merger or consolidation or sale or other asset dispositions; or
•	Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

A Change in Control will not be deemed to have occurred under the employment agreement and compensation plans if the named executive officer is part of a purchasing group that consummates the Change in Control transaction.

“Good Reason” means the occurrence of any of the following:

•	Material diminution of Mr. Petterson’s authority, base salary, duties or responsibilities;
•	Management restructure whereby Mr. Petterson is subject to the authority of any officer or employee of the Company other than the Board;
•	Relocation of Mr. Petterson’s primary place of employment to a location more than fifty (50) miles from the Company’s current offices in Houston, Texas; or
•	Material breach of Mr. Petterson’s employment agreement by the Company.

A Good Reason resignation may occur under Mr. Petterson’s employment agreement only if: (i) such voluntary resignation occurs within one hundred fifty (150) days following the initial occurrence of the event giving rise to Good Reason; (ii) Mr. Petterson provided written notice of such event to the Board within ninety (90) days of the occurrence; and (iii) the Company failed to cure the event in question within thirty (30) days of receipt of such written notice from Mr. Petterson.

Lasse J. Petterson

Benefit	Termination Without Cause or Resignation due to Good Reason	Voluntary Termination or Retirement	Death or Disability	Termination Following a Change in Control
Salary	$ 725,000	$ 0	$ 0	$1,450,000
Annual Incentive(a)	725,000	0	0	1,256,353
Long-Term Incentives(b)	4,735,743	0	5,862,415	5,862,415
Health Benefits(c)	21,042	0	0	42,085
Total:	$6,206,785	$ 0	$5,862,415	$8,610,853

(a)

Under his employment agreement, Mr. Petterson receives 100% of his target annual incentive in the case of termination without Cause or resignation due to Good Reason. For a termination following a Change in Control, Mr. Petterson receives the pro rata portion of his actual annual incentive. As the performance period for Mr. Petterson’s annual incentive is the fiscal year, a termination event that occurred on the last day of the fiscal year would not result in any additional or accelerated benefits.

(b)

Represents the value of unvested long-term incentives and earned but unvested PSUs, calculated by multiplying the number of unvested RSUs held by Mr. Petterson by the $13.17 per share closing price of our stock on the NASDAQ Global Select Market on December 31, 2020. As of December 31, 2020, Mr. Petterson would have received 18 months of vesting credit for a termination without Cause or resignation due to Good Reason and full vesting credit as a result of death or disability or a termination without Cause or resignation due to Good Reason, in each case, within 24 months after a Change in Control

(excluding performance-based equity awards for which vesting credit may be awarded at the sole discretion of the Compensation Committee).
(c)

In the event of a termination without Cause or resignation due to Good Reason, Mr. Petterson is entitled to continued coverage under the Company’s medical and dental plans for up to 12 months (24 months in the event of a termination following a Change in Control) following the termination date (to the extent he had been provided with coverage prior to the termination date), subsidized by the Company.

The Simonelli Agreement – Termination Provisions

Under Mr. Simonelli’s agreement, if Mr. Simonelli’s employment is terminated by the Company for “Cause” (defined below) or voluntarily by Mr. Simonelli will be entitled to his base salary and employee benefits through the termination date. For potential payments upon voluntary resignation, termination without Cause, or after a “Change in Control” (defined below), per Mr. Simonelli’s agreement, Mr. Simonelli’s payments are based upon his 2015 base salary.

If Mr. Simonelli voluntary resigns his employment, then the Company may elect to either: (a) cease all compensation and benefits upon the resignation date, in which case Mr. Simonelli would no longer be subject to the non-competition and non-solicitation covenants included in the agreement; or (b) enforce such covenants for a period of 24 months following termination and provide the executive with a cash severance benefit equal to 18 months of base salary.

Under Mr. Simonelli’s agreement, if Mr. Simonelli’s employment is terminated by the Company without Cause, he will receive: (i) 24 months of his base pay, less applicable withholdings, payable according to the Company’s scheduled payroll pay dates; (ii) the prior year’s annual incentive plus SSP benefits earned through the termination date, paid at the same time as continuing executives; (iii) 24 months of subsidized medical and dental coverage; (iv) full vesting credit for any unvested equity awards; and (v) payment of outplacement services of up to $15,000 provided such services are rendered within one year of Mr. Simonelli’s termination.

If Mr. Simonelli’s employment is terminated without Cause within 12 months after a Change in Control, he will receive: (i) two times his annual base pay, less applicable holdings, payable in a lump sum; (ii) the pro rata portion of the prior year’s annual incentive plus SSP benefits earned through the termination date, paid at the same time as continuing executives; (iii) 24 months of subsidized medical and dental coverage; and (iv) full vesting credit for any unvested equity awards (excluding performance-based equity awards, for which vesting credit may be awarded at the sole discretion of the Compensation Committee).

If Mr. Simonelli dies or becomes permanently disabled, he will receive full vesting credit for any unvested equity awards. In addition, if Mr. Simonelli retires, he will receive full vesting of any of his unvested equity awards.

For purposes of Mr. Simonelli’s agreement:

“Cause” means: (a) a material breach of the non-competition and confidentiality provisions of the employment agreement; (b) the commission of a criminal act against the Company, including, but not limited to, fraud, embezzlement or theft; (c) the conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving moral turpitude; or (d) failure or refusal to carry out, or comply with, any lawful directive of the Company’s Chief Executive Officer consistent with the terms of the employment agreement which is not remedied within 30 days after receipt of notice from us.

“Change in Control” means the occurrence of one or more of the following:

•	Acquisition by a person or entity of 30% or more of the outstanding voting securities of the Company, with certain exceptions;
•	An unapproved change in a majority of the Board members;
•	Certain corporate restructurings, including certain reorganizations, mergers and asset dispositions; or
•	Approval by our stockholders of our complete liquidation or dissolution.

A Change in Control will not be deemed to have occurred under the employment agreement and compensation plans if the named executive officer is part of a purchasing group that consummates the Change in Control transaction.

David E. Simonelli

Benefit	TerminationWithout Cause	Voluntary Termination(d)	Retirement, Death or Disability	Termination Following a Change in Control
Base Salary	$ 695,000	$521,250	$ 0	$ 695,000
Annual Incentive(e)	497,984	0	0	497,984
Long-Term Incentives(f)	1,842,707	0	1,842,707	1,842,707
Health Benefits(g)	28,500	0	0	57,000
Outplacement(h)	15,000	0	0	0
Total:	$3,079,191	$521,000	$1,842,707	$3,092,691

(d)

Represents the value of payments made to Mr. Simonelli in the event the Company exercises its rights to enforce the restrictive covenants in Mr. Simonelli’s employment agreement following a voluntary termination by Mr. Simonelli.

(e)

Under his employment agreement, Mr. Simonelli receives 100% of the prior year’s annual incentive in the case of a termination without Cause and the pro rata percentage of his prior year’s annual incentive in the case of a termination without Cause following a Change in Control.

(f)

Represents the value of unvested long-term incentives calculated by multiplying the number of unvested RSUs plus earned but unvested PSUs held by Mr. Simonelli by the $13.17 per share closing price of our stock on the NASDAQ Global Select Market on December 31, 2020. As of December 31, 2020, Mr. Simonelli would have received full vesting credit for a termination without Cause or for a termination without Cause following a Change in Control or as a result of death or disability (excluding performance-based equity awards for which vesting credit may be awarded at the sole discretion of the Compensation Committee).

(g)

In the event of a termination without Cause or a termination without Cause following a Change in Control, Mr. Simonelli is entitled to continued coverage under the Company’s medical and dental plans for up to 24 months following the termination date, subsidized by the Company.

(h)

In the event of a termination without Cause, Mr. Simonelli is also entitled to payment of outplacement services of up to $15,000 provided such services are rendered within one year of Mr. Simonelli’s termination without Cause or resignation for Good Reason.

The Marinko Agreement – Termination Provisions

If Mr. Marinko’s employment is terminated by the Company for “Cause” (defined below) or voluntarily by Mr. Marinko, he will be entitled to his base salary and employee benefits through the termination date.

Under Mr. Marinko’s agreement, if he is terminated by the Company without Cause, he will receive (i) continuation of base pay during a specified severance period of 18 months, less applicable withholdings, payable according to the Company’s scheduled payroll pay dates; (ii) one and one-half (1 1/2) times of his actual annual incentive and SSP benefits over the preceding three years, paid at the same time as continuing executives; (iii) the pro rata portion of his annual incentive at target; (iv) subsidized medical and dental coverage during the severance period; and (v) vesting credit equal to the number of months in the severance period for any unvested equity awards. If Mr. Marinko is terminated without Cause within 12 months  after a “Change in Control” (defined below), he will receive (i) a multiple of the sum of his annual base pay plus the average of the his annual incentive over the preceding three-year period (two times actual), less applicable withholdings, payable in a lump sum; (ii) the pro rata portion of the executive’s annual target incentive earned through the termination date for the year of termination; (iii) the pro rata portion of his SSP benefits earned through the termination date for the year of termination; (iv) subsidized medical and dental coverage for 24 months; and (v) full vesting credit for any unvested long-term incentive awards (excluding performance-based equity awards, for which vesting credit may be awarded at the sole discretion of the Compensation Committee.

If Mr. Marinko dies or becomes permanently disabled, he will receive full vesting credit for any unvested equity awards. In addition, if Mr. Marinko retires upon or after having attained age 65 years, he will receive full vesting of any unvested equity awards.

For purposes of Mr. Marinko’s agreement:

“Cause” means: (a) a material breach of an established policy of the Company; (b) an act constituting a felony or engagement in unethical or immoral conduct that, in the reasonable judgment of the Board, could injure the integrity, character or reputation of the Company; (c) failure, refusal or inability to perform or habitual neglect of duties and responsibilities following written notice and opportunity to cure; (d) an act of material dishonesty, misconduct or fraud or violation of a fiduciary duty; or (e) failure to reasonably cooperate with any audit or investigation following written notice and opportunity to cure.

“Change in Control” means the occurrence of one or more of the following:

•	Acquisition by a person or entity of 30% or more of the outstanding voting securities of the Company, with certain exceptions;
•	An unapproved change in a majority of the Board members;
•	Certain corporate restructurings, including certain reorganizations, mergers and asset dispositions; or
•	Approval by our stockholders of our complete liquidation or dissolution.

A Change in Control will not be deemed to have occurred under the employment agreement and compensation plans if the named executive officer is part of a purchasing group that consummates the Change in Control transaction.

Mark W. Marinko

Benefit	Termination Without Cause	Voluntary Termination	Death or Disability	Termination Following a Change in Control
Base Salary	$ 603,000	$ 0	$ 0	$ 1,070,158
Annual Incentive(i)	695,296	0	0	881,270
Long-Term Incentives(j)	1,170,027	0	1,462,871	1,462,871
Health Benefits(k)	31,999	0	0	63,998
Total:	$2,500,322	$ 0	$1,462,871	$3,474,297

(i)

Under his employment agreement, Mr. Marinko will receive one and a half times the average of his actual annual incentive and SSP benefits over the last three years plus the pro rata portion of his annual incentive at target in the case of a termination without Cause and the pro rata percentage of his prior year’s annual incentive in the case of a termination without Cause following a Change in Control.

(j)

Represents the value of unvested long-term incentives calculated by multiplying the number of unvested RSUs plus earned but unvested PSUs held by Mr. Marinko by the $13.17 per share closing price of our stock on the NASDAQ Global Select Market on December 31, 2020. As of December 31, 2020, Mr. Marinko would have received 18 months of vesting credit for a termination without Cause, and full vesting credit for a termination without cause following a Change in Control or as a result of death or disability (excluding performance-based equity awards for which vesting credit may be awarded at the sole discretion of the Compensation Committee).

(k)

Mr. Marinko is entitled to continued coverage under the Company’s medical and dental plans for up to 18 months for a termination without Cause and up to 24 months following the termination date for a termination without cause following a Change in Control (to the extent the executive had been provided with coverage prior to the termination date), subsidized by the Company.

The Tastard Agreement – Termination Provisions

Under Mr. Tastard’s agreement, if Mr. Tastard’s employment is terminated by the Company for “Cause” (defined below), Mr. Tastard will be entitled to his base salary and employee benefits through the termination date.

If Mr. Tastard voluntary resigns his employment, then the Company will cease all compensation and benefits upon the resignation date.

Under Mr. Tastard’s agreement, if Mr. Tastard’s employment is terminated by the Company without Cause, he will receive: (i) 12 months of his base pay, less applicable withholdings, payable according to the Company’s scheduled payroll pay dates; (ii) the prior year’s annual incentive plus SSP benefits earned through the termination date, paid at the same time as continuing executives; (iii) 12 months of subsidized medical and dental coverage based on participation; (iv) full vesting credit for any unvested equity awards; and (v) payment of outplacement services of up to $15,000 provided such services are rendered within one year of Mr. Tastard’s termination.

If Mr. Tastard’s employment is terminated without Cause within 12 months after a Change in Control, he will receive: (i) one and one-quarter (1 ¼) times his then-current base salary; (ii) an amount equal to his target annual bonus that includes the Termination Date (the “Change in Control Payment”), with the Change in Control Payment made in a lump-sum cash payment as soon as practicable, but in no event more than ten days after the effective date of an executed and delivered release agreement (the “Release Effective Date”) ; and (iii) full, accelerated vesting credit, on the Release Effective Date for any outstanding unvested equity awards (excluding performance-based equity awards, for which vesting credit may be awarded at the sole discretion of the Compensation Committee). In addition, Mr. Tastard will be eligible for the continued health plan coverage described above.

For purposes of Mr. Tastard’s agreement:

“Cause” means: (a) a material breach of the employment agreement; (b) the commission of an act constituting a felony or engagement in illegal, unethical, or immoral conduct that, in the reasonable judgment of the Board, could injure the integrity, character, or reputation of the Company; (c) the conviction, or entry of a plea of no contest or nolo contendere, or the receipt of a deferred adjudication or un-adjudicated probation for any felony or any crime involving moral turpitude; or (d) failure or refusal to carry out, or comply with, in any material respect, any lawful directive of the Chief Executive Officer (or Mr. Tastard’s direct supervisor at the time) that is consistent with the terms of the employment agreement or with the Company’s written plans and policies, which breach is not remedied within 30 days after Mr. Tastard’s receipt of written notice of same from the Company.

“Change in Control” means the occurrence of one or more of the following:

•	Acquisition by a person or entity of 30% or more of the outstanding voting securities of the Company, with certain exceptions;
•	An unapproved change in a majority of the Board members;
•	Certain corporate restructurings, including certain reorganizations, mergers and asset dispositions; or
•	Approval by our stockholders of our complete liquidation or dissolution.

A Change in Control will not be deemed to have occurred under the employment agreement and compensation plans if the named executive officer is part of a purchasing group that consummates the Change in Control transaction.

James J. Tastard

Benefit	Termination Without Cause or Resignation due to Non-Renewal	Voluntary Termination(l)	Retirement, Death or Disability	Termination Following a Change in Control
Base Salary	$345,000	$0	$0	$431,250
Annual Incentive(m)	76,092	0	0	189,750
Long-Term Incentives(n)	10,030	0	0	10,030
Health Benefits(o)	0	0	0	0
Outplacement(p)	15,000	0	0	0
Total:	$466,122	$0	$0	$631,030

(l)

The value of payments made to Mr. Tastard in the event the Company exercises its rights to enforce the restrictive covenants in Mr. Tastard’s employment agreement following a voluntary termination by Mr. Tastard.

(m)

Under his employment agreement, Mr. Tastard receives 100% of the prior year’s annual incentive in the case of a termination without Cause or resignation due to Non-Renewal and the pro rata percentage of his prior year’s annual incentive in the case of a termination without Cause following a Change in Control.

(n)

Represents the value of unvested long-term incentives calculated by multiplying the number of unvested RSUs plus earned but unvested PSUs held by Mr. Tastard by the $13.17 per share closing price of our stock on the NASDAQ Global Select Market on December 31, 2020.

(o)

Mr. Tastard is entitled to continued coverage under the Company’s medical and dental plans for up to 12 months for a termination without Cause and up to 24 months following the termination date for a termination without cause following a Change in Control (to the extent the executive had been provided with coverage prior to the termination date), subsidized by the Company.

(p)

In the event of a termination without Cause or resignation due to Non-Renewal, Mr. Tastard is also entitled to payment of outplacement services of up to $15,000 provided such services are rendered within one year of Mr. Tastard’s termination without Cause or resignation for Non-Renewal.

Separation Agreement with Kathleen M. LaVoy:

In connection with Ms. LaVoy’s December 31, 2020 termination from the Company, she entered into a Separation Agreement and General Release, which provides for the following benefits: (i) payment of her base salary through March 31, 2022 ($445,000); (ii) full vesting of any unvested equity awards (with an estimated value of $853,890 based on our closing stock price of $13.17 on the separation date); (iii) a pro-rated annual bonus and SSP benefits, to the extent earned

(with an estimated value of $349,939; and (iv) employer subsidization of COBRA costs through March 31, 2022 (estimated value of $20,000). Ms. LaVoy also received a payment of $8,215 (less taxes and other required deductions and withholdings), for accrued but unused vacation time of 48 hours. These payments were consistent with the payments to which Ms. LaVoy was entitled pursuant to the terms of her employment agreement with the Company for termination without cause. Ms. LaVoy remains bound to certain restrictive covenants as set forth in her employment agreement, including with respect to interference with business relationships, non-solicitation and confidentiality.

Separation Agreement with Annette W. Cyr:

In connection with Ms. Cyr’s November 11, 2020 termination from the Company, she entered into a Separation Agreement and General Release, which provides for the following benefits: (i) full vesting for any unvested equity awards (with an estimated value of $577,484 based on our closing stock price of $11.12 on the November 11, 2020 separation date); (ii) a pro-rated annual bonus, to the extent earned (with an estimated value of $235,505); and (iii) employer subsidization of COBRA costs through March 31, 2021 ($10,000). These payments were consistent with the payments to which Ms. Cyr was entitled pursuant to the terms of her employment agreement with the Company for termination without cause. Ms. Cyr remains bound to certain restrictive covenants as set forth in her employment agreement, including with respect to non-competition, non-solicitation and confidentiality.

CEO Pay Ratio

Background

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Form and Consumer Protection Act, and in accordance with the adoption of Item 402(u) of Regulation S-K, the SEC requires the disclosure of our Chief Executive Officer to median employee pay ratio.

To understand this disclosure, we think it is important to give context to our operations. Our corporate headquarters are located in Houston, Texas, and we operate dredges, vessels and ancillary equipment to perform dredging projects domestically and internationally. As a global organization, approximately one percent (1%) of our employees are located outside of the United States. We strive to create a global compensation program, which is competitive in terms of both the position and the geographic location in which the employee is located. Accordingly, our pay structures vary amongst employees based on position and geographic location.

Identification of Median Employee

We selected December 31, 2020 as the date on which to determine our median employee. As of that date, we had approximately 1,088 employees. For purposes of identifying the median employee, we considered all domestic employees and international employees, whether employed on a full-time, part-time, or seasonal basis.

We identified the median employee by examining the 2020 total wages and incentives less non-taxable compensation for all individuals, excluding our CEO, who were employed by the Company on December 31, 2020, the last day of the Company’s fiscal year. To provide a more uniform comparison between domestic and international employees, we excluded from the consistently applied compensation measure allowances for housing, subsistence, safety bonuses, and transportation provided for employees working in the Middle East. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on December 31, 2020.

Other than as described above, we did not make any assumptions, adjustments, or estimates with respect to compensation, and we did not annualize the compensation for any full-time employees that were not employed by the Company for all of 2020. In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the Summary Compensation Table on page 43 with respect to each of the named executive officers.

Ratio

For fiscal year 2020:

•	The median of the annual total compensation of all of our employees, other than Mr. Petterson, was $88,124.
•	Mr. Petterson’s annual total compensation was $3,300,791.

Based on this information, the ratio of the annual total compensation of Mr. Petterson to the median of the annual total compensation of all employees is estimated to be 37 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Board provides stockholders with the opportunity to cast an annual advisory vote to approve executive compensation. This proposal, commonly known as a “say-on-pay” proposal, gives you the opportunity to endorse or not endorse our fiscal year 2020 executive compensation program and policies for the named executive officers, as follows:

RESOLVED, that the stockholders of Great Lakes Dredge & Dock Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company’s 2021    Annual Meeting Proxy Statement.

The advisory vote on executive compensation is not a vote on our general compensation policies, compensation of our Board of Directors or our compensation policies as they relate to risk management.

We are required to hold the advisory vote on executive compensation at least once every three years. At the Company’s 2017 Annual Meeting of Stockholders, a majority of the shares cast voted, on an advisory basis, to hold future advisory votes on executive compensation on an annual basis. After consideration of the voting results, the Board determined that the Company will hold an advisory vote on executive compensation each year until the next required stockholder advisory vote on frequency of executive compensation occurs or until the Board otherwise determines that a different frequency for advisory votes on executive compensation is in the best interests of stockholders.

Our executive compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve short-term and long-term corporate objectives and create stockholder value. The Compensation Committee believes our executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with our stockholders’ long-term interests.

The Compensation Committee and the Board believe our executive compensation programs are effective at incentivizing the achievement of outstanding financial performance and superior returns to stockholders. We believe that our commitment to align executive compensation with Company performance and stockholder interests is exhibited by the Company’s executive compensation decisions during the last 12 months. For example, under our Executive Leadership Annual Incentive Program, annual incentive pools are funded based on our Adjusted EBITDA from Continuing Operations. These annual incentive pools are allocated to individuals based on the Compensation Committee’s assessment of individual performance achievements. In addition, the Compensation Committee grants performance–based restricted stock units to certain executives that are only earned upon achievement of performance goals. Because these performance goals were not achieved, performance–based restricted stock units granted in 2014, 2015, 2016 and 2017 were forfeited. In 2018 and 2019, the Company performance was extraordinary and, as a result, the performance–based restricted stock units based on 2018 and 2019 financial performance earned at the maximum level. In 2020, the Company performance exceeded target and, therefore, the performance-based restricted stock units based on 2020 financial performance earned between the target and maximum level.

Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which more thoroughly discusses how our executive compensation policies and procedures implement our executive compensation philosophy.

Although the annual advisory stockholder vote on executive compensation is non-binding, the Compensation Committee has considered, and will continue to consider, the outcome of the vote each year when making executive compensation decisions for our named executive officers. The Compensation Committee, which is composed of independent directors, values constructive dialogue with our stockholders on executive compensation and other important governance topics and encourages all stockholders to vote their shares on this matter. At our 2020 Annual Meeting of Stockholders, approximately 98% of the stockholders who voted on the “say-on-pay” proposal voted in favor of the compensation of our named executive officers. The Compensation Committee believes that this vote represents strong stockholder support of the Company’s approach to executive compensation.

Vote Required and Recommendation

Adoption of this resolution will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, assuming a quorum is present. Abstentions will be treated as being present and entitled to vote on the matter, and therefore, will have the effect of a vote against the proposed resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS
SECTION AND THE RELATED TABULAR AND
NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL NO. 4 - APPROVAL OF THE GREAT LAKES DREDGE & DOCK CORPORATION 2021 LONG-TERM INCENTIVE PLAN

Background

As of March 9, 2021, there were 1,302,922 shares of common stock that remained available for future issuances under the Great Lakes Dredge & Dock Corporation 2017 Long-Term Incentive Plan (the “2017 Plan”) (assuming outstanding performance-based restricted stock units are counted at target). Given the limited number of shares that currently remain available under the 2017 Plan, the Board and management believe it is important that the Company adopt a new equity incentive plan, the Great Lakes Dredge & Dock Corporation 2021 Long-Term Incentive Plan (the “2021 Plan”), in order to maintain the Company’s ability to attract and retain key personnel and continue to provide them with strong incentives to contribute to the Company’s future success. The 2021 Plan is largely based on the Company’s existing 2017 Plan, but with updates to the available shares and other administrative changes, such as the removal of the provisions previously included to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Board believes that the Company has used equity in a reasonable manner under the 2017 Plan and its prior equity plans, with a three-year average burn rate of approximately 2.01% of the Company’s outstanding shares of common stock.

The purposes of the 2021 Plan are to:

•	align the interests of our stockholders and recipients of awards under the 2021 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;
•

advance the interests of the Company by attracting and retaining non-employee directors, officers, other employees, consultants, independent contractors and agents of the Company and its subsidiaries and affiliates; and

•	motivate award recipients to act in the long-term best interests of the Company and its stockholders.

Under the 2021 Plan, the Company may grant:

•	nonqualified stock options;
•	incentive stock options (within the meaning of Section 422 of the Code) (collectively, with nonqualified stock options, “Options”);
•	stock appreciation rights (“SARs”), in the form of free-standing SARs or SARs granted in tandem with an Option (“Tandem SARs”);
•	stock awards in the form of restricted stock, restricted stock units, or other stock awards (“Stock Awards”); and
•	performance awards.

As of March 9, 2021, approximately 24 employees and six non-employee directors would be eligible to participate in the 2021 Plan; historically approximately 23 people participated in the 2017 Plan.

Plan Highlights

Some of the key features of the 2021 Plan are as follows:

•

The 2021 Plan will be administered by a committee of the Board (the Compensation Committee or, with respect to grants to non-employee directors, the Nominating and Corporate Governance Committee) or a subcommittee thereof, composed entirely of independent directors;

•	Options whose exercise price exceeds the then current value of the Company’s rights (“SARs”) may not be repriced, exchanged for another award, or exchanged for cash without stockholder approval;
•	Dividend equivalent rights with respect to options and SARs are prohibited;

•	Distributions, dividends or dividend equivalent rights with respect to stock awards and performance awards will be subject to the same vesting conditions as the underlying awards;

•

“Liberal share recycling” with respect to options and SARs is prohibited - meaning that the 2021 Plan does not recycle shares that were not issued or delivered upon the net settlement or net exercise of an option or SAR, shares delivered to or withheld by the Company to pay the exercise price of an option or withholding taxes relating to the exercise of an option or SAR, or shares repurchased by the Company on the open market with the proceeds of an option exercise;

•

Under the 2021 Plan, the maximum number of shares of common stock available for awards is (i) 1,500,000 plus (ii) the number of shares of common stock available for issuance under the 2017 Plan as of the effective date of the 2021 Plan, subject to adjustment in connection with certain capitalization events in accordance with the 2021 Plan; and

•

Except with respect to substitute awards granted in connection with a corporate transaction, the purchase price of options and the base price for SARs may not be less than the fair market value of a share of common stock on the date of grant.

Additional Information on Outstanding Awards and Historical Grants

The following provides additional information on the total equity compensation awards outstanding and total grants made in prior years.

Overhang

The following table provides certain additional information regarding total awards outstanding at December 31, 2020 (fiscal year-end) and March 9, 2020.

	As of March 9, 2021	As of December 31, 2020
Number of outstanding Options	154,317	277,925
Weighted average exercise price of outstanding Options	$7.47	$6.99
Weighted average remaining term of outstanding Options	2.5 years	2.0 years
Number of outstanding full-value awards under 2017 Plan	1,423,328	1,407,726
Shares available for grant under 2017 Plan	1,074,506	1,343,936

As of March 9, 2021 Record Date
Total number of shares of common stock outstanding	65,456,326
Per-share closing price of common stock as reported on NASDAQ	$15.01

Burn Rate

The following table provides detailed information regarding our equity compensation activity for the prior three fiscal years.

	Fiscal Year 2020	Fiscal Year 2019	Fiscal Year 2018
Number of options granted	-	-	-
Number of restricted shares/RSUs granted	412,871	381,954	635,437
Number of fully-vested shares granted to directors	79,466	78,185	155,503
Number of fully-vested shares granted to executives in payment of portion of annual bonus	18,862	10,815	6,693
Number of performance shares granted at target	210,851	94,451	609,416
Total Share Usage	722,050	565,405	1,407,049
Weighted-average number of shares of common stock outstanding	64,742,786	63,597,232	62,236,376
Burn Rate	1.1%	0.9%	2.3%

Description of the 2021 Plan

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached to this Proxy Statement as Appendix B and incorporated herein by reference.

Administration

The 2021 Plan will be administered by a committee (the “Committee”) designated by the Board, or a subcommittee of such committee, consisting of two or more members of the Board, each of whom is intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the NASDAQ. The Nominating and Corporate Governance Committee will administer the 2021 Plan for grants to non-employee directors, and the Compensation Committee will administer the 2021 Plan for all other grants.

Subject to the terms of the 2021 Plan, the Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. The Committee will also have authority to establish rules and regulations for administering the 2021 Plan and to decide questions of interpretation or application of any provision of the 2021 Plan.

The Committee may delegate some or all of its power and authority under the 2021 Plan to the Board (or a member of the Board) or, subject to applicable law, to the Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate, except that it may not delegate its power and authority to a member of the Board, the Chief Executive Officer or any other executive officer with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

Available Shares

Subject to the capitalization adjustment provisions included in the 2021 Plan, the number of shares of Common Stock available for awards under the 2021 Plan will be (i) 1,500,000 plus (ii) the number of shares of common stock available for issuance under the 2017 Plan as of the effective date of the 2021 Plan. The number of shares of common stock that remain available for future grants under the 2021 Plan will be reduced by the sum of the aggregate number of shares of common stock which become subject to outstanding options, outstanding free-standing SARs, outstanding stock awards and outstanding performance awards denominated in shares of common stock.

Shares of common stock subject to an outstanding Option, free-standing SAR, stock award, or performance award granted under the 2021 Plan, 2017 Plan or the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan (the “2007 Plan”) that are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of common stock subject to an option canceled upon settlement of a related tandem SAR or subject to a tandem SAR canceled upon exercise of a related option), or (ii) the settlement of such award in cash, will again be available under the 2021 Plan. Shares of common stock subject to an award under the 2021 Plan, the 2017 Plan or the 2007 Plan will not again be available for issuance under the 2021 Plan if such shares are (a) shares that were subject to an option or SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (b) shares delivered to or withheld by the Company to pay the purchase price or withholding taxes relating to an option or SAR or (c) shares repurchased by the Company on the open market with the proceeds of an option exercise. Shares of common stock subject to an award granted under the 2021 Plan, the 2017 Plan or the 2007 Plan that were delivered to or withheld by the Company to pay the withholding taxes related to a stock award or performance award under the 2021 Plan, the 2017 Plan or the 2007 Plan (including performance units, as contemplated under the 2007 Plan) will again be available for issuance under the 2021 Plan.

The aggregate value of cash compensation and the grant date fair value of shares of common stock that may be granted during any fiscal year of the Company to any non-employee director will not exceed $500,000; provided, however, that the per person limit set forth in this sentence will be multiplied by two with respect to compensation and awards granted to any non-executive Chairman of the Board; provided, further, that this limit will not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by the Company. On March 9, 2021, the closing sale price per a share of common stock as reported on the NASDAQ was $15.01.

Change of Control

In the event of a Change of Control (defined below) pursuant to which the outstanding awards are not replaced with replacement awards, the following will occur upon such Change of Control with respect to any such awards outstanding as of such Change in Control: (i) each outstanding option and SAR held by such holder will become fully vested and exercisable and will remain exercisable for the term; (ii) the restriction period applicable to each outstanding stock award held by such holder will lapse; (iii) performance awards will vest or become exercisable or payable in accordance with the applicable award agreements; and (iv) the Board may require that the awards be settled in cash, shares of the surviving company or other property.

Under the terms of the 2021 Plan, a Change of Control is generally defined as: (i) any person is or becomes the beneficial owner of more than 33-1/3% of the then outstanding voting shares of the Company; (ii) an unapproved change in the majority composition of the Board; (iii) the consummation of certain mergers or consolidations of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Effective Date, Termination and Amendment

The 2021 Plan will become effective on the date it is approved by the Company’s stockholders at the Annual Meeting and will terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of the effective date, unless earlier terminated by the Board. The Board may amend the 2021 Plan as it deems advisable, subject to stockholder approval if (i) required by applicable law, rule or regulation,  or any rule of the NASDAQ or (ii) the Board seeks to modify the non-employee director compensation limit or the option and SAR repricing or discounting provisions in the 2021 Plan. No amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

Non-Transferability

The 2021 Plan restricts the ability of an award holder from transferring awards granted under the 2021 Plan other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the award agreement, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration.

Options and SARs

The 2021 Plan provides for the grant of nonqualified stock options, incentive stock options and SARs. The Committee will determine the conditions to the exercisability of each option and SAR.

Each option will be exercisable for no more than ten (10) years after its date of grant, unless the option is an incentive stock option and the optionee owns at the time of grant greater than ten percent (10%) of the voting power of all shares of capital stock of the Company (a “ten percent holder”), in which case the option will be exercisable for no more than five (5) years after its date of grant; provided, however, that if an option exercise would violate applicable securities laws, the nonqualified stock option will be exercisable no more than 30 days after the exercise of the option first would no longer violate applicable securities laws. The Committee may, in its discretion, establish performance measures which may be satisfied or met, in each case as a condition to the grant or exercisability of an option. Except in the case of substitute awards granted in connection with a corporate transaction, the purchase price of an option will not be less than 100% of the fair market value of a share of common stock on the date of grant, unless the option is an incentive stock option and the optionee is a ten percent holder, in which case the option purchase price will be the price required by the Code. The Committee will determine whether an option is exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of common stock.

Each SAR will be exercisable for no more than ten (10) years after its date of grant, except that no tandem SAR may be exercised later than the expiration, cancellation, forfeiture or other termination of the related option; provided, however, that if a SAR exercise would violate applicable securities laws, the SAR will be exercisable no more than 30 days after the exercise of the SAR first would no longer violate applicable securities laws. The Committee may, in its discretion, establish performance measures which may be satisfied or met, in each case as a condition to the grant or exercisability of a SAR. Except in the case of substitute awards granted in connection with a corporate transaction, the base price of a SAR will not be less than 100% of the fair market value of a share of common stock on the date of grant, provided that the base price of a tandem SAR will be the purchase price of the related option. The Committee will determine in an award agreement whether a SAR will be stock or cash-settled and whether the SAR will be exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a tandem SAR, only with respect to whole shares of common stock and, in the case of a free-standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of restricted stock, a certificate will be issued in accordance with the terms of the plan governing restricted stock awards, or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted. Prior to the exercise of a stock-settled SAR, the holder of the SAR will have no rights as a stockholder of the Company with respect to the shares of common stock subject to the SAR.

Subject to the adjustment provisions set forth in the 2021 Plan, neither the Board nor the Committee may, without the approval of the Company’s stockholders, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the fair market value of a share of common stock on the date of such cancellation, other than in connection with a change of control or the adjustment provisions of the 2021 Plan. The holder of an option or SAR will not be entitled to receive dividend equivalents with respect to the number of shares of common stock subject to the option or SAR.

Stock Awards

The 2021 Plan provides for the grant of stock awards. The Committee may grant a stock award either as a restricted stock award, restricted stock unit award or other stock award.

The Committee will determine the number of shares of common stock subject to a restricted stock unit award or a restricted stock award and the restriction period, performance period and performance measures applicable to such award (if any). The agreement relating to a restricted stock award or a restricted stock unit award will provide, in a manner determined by the Committee, in its discretion and subject to the provisions of the 2021 Plan, for the vesting of shares of common stock subject to such restricted stock award or the vesting of such restricted stock unit award, (i) if the holder of such award remains continuously in the employment or service of the Company during the specified restriction period and (ii) if specified performance measures (if any) are satisfied or met during a specified performance period, and for the forfeiture of the shares of common stock subject to such award (x) if the holder of such award does not remain continuously in the employment or service of the Company during the specified restriction period or (y) if specified performance measures are not satisfied or met during a specified performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock will have rights as a stockholder of the Company, including the voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of shares of common stock. Notwithstanding the foregoing, distributions or dividends with respect to shares of common stock, including a regular cash dividend, will be deposited with the

Company and subject to the same restrictions as the shares of common stock with respect to which such distribution or dividend was made.

The agreement awarding restricted stock units will specify (i) whether such award may be settled in shares of common stock or cash or a combination thereof, and (ii) whether the holder will be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents. Any dividend equivalents with respect to restricted stock units will be subject to the same restrictions as such restricted stock units. Prior to settlement of a restricted stock unit award, the holder of a restricted stock unit will have no rights as a stockholder of the Company.

The Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, including without limitation shares of common stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of common stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as will be determined by the Committee. The Committee will determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion. Any dividend equivalents with respect to an award will be subject to the same vesting conditions as the underlying award.

Performance Awards

The 2021 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of common stock (including restricted stock), cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Committee, for the vesting of such performance award, if the specified performance measures are satisfied or met during the specified performance period, and for the forfeiture of such award if the specified performance measures are not satisfied or met during the specified performance period. An award agreement will specify whether the holder will be entitled to dividends or dividend equivalents, provided that dividends and dividend equivalents will be deposited with the Company and subject to the same restrictions as the shares subject to the performance award with respect to which such distribution was made. Prior to the settlement of a performance award in common stock (including restricted stock); the holder of such award will have no rights as a stockholder of the Company with respect to such shares.

Performance Measures

Under the 2021 Plan, the grant, vesting, exercisability or payment of certain awards may be made subject to the satisfaction of performance measures. The performance measures applicable to a particular award will be determined by the Committee at the time of grant. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total stockolder return and earnings per share criteria) or individual basis, may be used by the Committee in establishing performance measures under the 2021 Plan: (a) net earnings (including EBITDA); (b) operating earnings, income or margin; (c) earnings growth; (d) net income; (e) net income applicable to shares; (f) gross revenue or revenue by predefined business; (g) revenue backlog; (h) gross profit or margin; (i) margins realized on delivered services; (j) cash flow, including operating cash flow, cash flow per share, free cash flow, discounted cash flow return on investment, cash flow in excess of cost of capital and cash flow margin; (k) earnings per share; (l) return on stockholders’ or common stockholders’ equity; (m) stock price; (n) return on investments; (o) return on capital or invested capital;  (p) return on assets; (q) total stockholder return; (r) economic value added (income in excess of cost of capital); (s) customer satisfaction; (t) operating expenses, cost control or expense reduction; (u) ratio of operating expenses to operating revenues, (v) market share; (w) interest expense; (x) accounts receivables; (y) market penetration; (z) business expansion; (aa) cost targets; (bb) reductions in errors or omissions; (cc) management of employment practices and employee benefits; (dd) supervision of litigation; (ee) efficiency, in each case, absolute or relative to peer-group comparative or (ff) such other goals as the Committee may determine whether or not listed in the 2021 Plan.  The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted to include or exclude components of any performance measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Corporation or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, the Committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. The performance measures will be subject to such other special rules and conditions as the Committee may establish.

Clawback of Awards

Awards granted under the 2021 Plan and any cash payment or shares of common stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including any such policy as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, and as otherwise required by applicable law.

NEW PLAN BENEFITS

The number of stock options or other forms of award that will be granted under the 2021 Plan is not currently determinable. Information regarding awards granted in 2020 under the 2017 Plan to the Named Executive Officers is provided in the "2020 Summary Compensation Table" and the "2020 Grants of Plan-Based Awards" table. Information regarding awards granted in 2020 under the 2017 Plan to non-employee directors is provided in the "2020 Director Compensation" table.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2021 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2021 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2021 Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Code

Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer, the corporation’s chief financial officer and certain other current and former executive officers of the corporation.

Options

A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their purchase price, and the Company will be entitled to a corresponding deduction (except to the extent the deduction limits of Section 162(m) of the Code apply). A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition, and (ii) the fair market value of those shares on the date of exercise, over the purchase price, and the Company will be entitled to a corresponding deduction (except to the extent the deduction limits of Section 162(m) of the Code apply).

SARs

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Stock Awards

A participant will not recognize taxable income at the time stock subject to a substantial risk of forfeiture (“restricted stock”) is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

The tax treatment, including the timing of taxation, of any other type of stock award will depend on the terms of such award at the time of grant.

Performance Awards

A participant will not recognize taxable income at the time performance award grants are made and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

VOTE REQUIRED AND RECOMMENDATION

Adoption of this proposal will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, assuming a quorum is present. Abstentions will be treated as being present and entitled to vote on the matter, and therefore, will have the effect of a vote against the proposed resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE GREAT LAKES DREDGE & DOCK CORPORATION 2021 LONG-TERM INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table is based on 65,456,326 shares of common stock outstanding as of the record date, and sets forth certain information with respect to the beneficial ownership of our common stock as of the same date by:

•	each person who we know to own beneficially more than five percent of the outstanding shares of our common stock;
•	each of our directors, director nominees and named executive officers; and
•	all of our current directors and executive officers as a group.

Unless otherwise stated, each of the persons in the table has sole voting and investment power with respect to the securities beneficially owned.

	Beneficially Owned
	Number of Shares of Common Stock %(#)	Percentage of Common Stock (%)
Prudential Financial, Inc.(1)	5,152,205	7.93%
Jennison Associates LLC(1)	5,063,558	7.80%
BlackRock, Inc.(2)	4,997,232	7.70%
Dimensional Fund Advisors LP(3)	4,877,453	7.50%
The Vanguard Group(4)	3,470,667	5.34%
Ashford Capital Management(5)	3,302,605	5.08%
Annette W. Cyr(8)	85,253	Ø
William H. Hanson(6)(7)(8)	25,758	Ø
Kathleen M. LaVoy(6)(8)	28,075	Ø
Mark W. Marinko(6)(8)	181,750	Ø
Lasse J. Petterson(6)(8)	738,760	1.13%
David E. Simonelli(6)(7)(8)	208,442	Ø
James J. Tastard(6)(8)	1,890	Ø
Lawrence R. Dickerson(6)(8)	80,991	Ø
Elaine J. Dorward-King(6)(8)	97,068	Ø
Ryan J. Levenson(6)(8)(9)	100	Ø
Kathleen M. Shanahan(6)(8)	47,606	Ø
Ronald R. Steger(6)(8)	30,266	Ø
D. Michael Steuert(6)(8)	50,689	Ø
All directors, director nominees and executive officers as a group (13 persons)	1,576,648	2.4%

Ø Denotes less than 1%

(1)

Jennison Associates LLC (“Jennison”) may be deemed to be the beneficial owner of 5,063,558 shares of our common stock. Jennison has the sole power to vote or direct the voting of all such shares and the shared power to dispose or direct the disposition of all such shares. Jennison furnishes investment advice to several investment companies, insurance separate accounts and institutional clients (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares of the Company’s common stock held by such Managed Portfolios. Prudential Financial, Inc. (“Prudential”) indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the Company’s common stock held by the Managed Portfolios. Jennison does not file jointly with Prudential, as such, shares of the Company’s common stock reported on Jennison’s Schedule 13G may be included in the shares reported on any Schedule 13G that may be filed by Prudential. Prudential may be deemed the beneficial owner of 5,152,205 shares of our common stock. Prudential has the sole power to vote or direct the voting of 106,228 shares, shared voting power over 5,045,977 shares, sole power to dispose or direct the disposition of 106,228 shares and shared dispositive power over 5,045,977 shares.The principal business address of Jennison Associates LLC is 466 Lexington Avenue, New York, New York 10017. The principal business address of Prudential Financial, Inc. is 751 Broad Street, Newark, New Jersey 07102-3777. The information in this FN(1) was derived from a Schedule 13G/A filed by Prudential with the SEC on February 9, 2021; and also from a Schedule 13G/A filed by Jennison with the SEC on February 10, 2021, each reporting ownership as of December 31, 2020.

(2)

BlackRock, Inc. (“BlackRock”) may be deemed to be the beneficial owner of 4,997,232 shares of our common stock. BlackRock has the sole power to vote or direct the voting of 4,895,119 of such shares, no shared voting power and sole power to dispose or direct the disposition of all shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. The information in this FN(2) was derived from a Schedule 13G/A filed by BlackRock with the SEC on January 29, 2021 reporting ownership as of December 31, 2020.

(3)

Dimensional Fund Advisors LP (“Dimensional”) may be deemed to be the beneficial owner of 4,877,453 shares of our common stock. Dimensional has sole power to vote or direct the voting of 4,686,123 of such shares, no shared voting power and the sole power to dispose or direct the disposition of all shares. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries (collectively, the “Dimensional Group”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the Schedule 13G/A referenced below are owned by the Funds. The Dimensional Group disclaims beneficial ownership of such securities. The principal business address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746. The information in this FN(3) was derived from the Schedule 13G/A filed by Dimensional with the SEC on February 12, 2021 reporting ownership as of December 31, 2020.

(4)

The Vanguard Group (“Vanguard”) may be deemed to be the beneficial owner of 3,470,667 shares of our common stock. Vanguard has the sole power to vote or direct the voting of no shares, sole power to dispose or direct the disposition of 3,340,686 shares, shared voting power over 73,610 shares and shared dispositive power over 129,981 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The information in this FN(4) was derived from a Schedule 13G filed by Vanguard with the SEC on February 10, 2021 reporting ownership as of December 31, 2020.

(5)

Ashford Capital Management, Inc. (“Ashford Capital”) may be deemed to be the beneficial owner of 3,302,605 shares of our common stock. Ashford Capital has the sole power to vote or direct the voting of all shares and sole power to dispose or direct the disposition of all shares. The principal business address of Ashford Capital Management, Inc. is One Walker’s Mill Road, Wilmington, DE 19807. The information in this FN(5) was derived from a Schedule 13G filed by Vanguard with the SEC on February 16, 2021 reporting ownership as of December 31, 2020.

(6)	The address for each of our executive officers, director nominees and directors, unless otherwise noted, is c/o Great Lakes Dredge & Dock Corporation, 9811 Katy Freeway, Suite 1200, Houston, TX 77024.
(7)	Includes options to purchase common stock, exercisable within 60 days of the record date by Mr. Hanson 8,611 and Mr. Simonelli 97,565.
(8)

Includes shares of common stock due to vest within 60 days of the record date for each of our named executive officers as follows: Ms. Cyr 7,223; Ms. LaVoy 27,586; Mr. Marinko 42,860; Mr. Petterson 173,795; Mr. Simonelli 54,663 and Mr. Tastard 3,343.

(9)

Privet Fund LP (“Privet Fund”) owns 100 shares of our common stock. Mr. Levenson, solely by virtue of his position as the managing member of Privet Fund Management LLC, the general partner and investment manager of Privet Fund, may be deemed to beneficially own the shares owned directly by Privet Fund. Mr. Levenson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The principal address of Privet Fund is 79 West Paces Ferry Road, Suite 200B, Atlanta, Georgia 30305.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.

Based solely on our review of filings with the SEC and/or written representations and materials furnished to us from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who own more than 10% of our common stock were complied with in 2020 and 2021 to date, except for certain delinquent filings that the Company disclosed in last year’s Proxy Statement, one Form 3 for Ms. Cyr filed five days late; one Form 3 for Mr. Hanson filed eleven days late; one Form 3 for Mr. Tastard filed two days late; one Form 4 for Mr. Simonelli filed one day late (two transactions); and one Form 4 filed one day late for each of Mr. Dickerson (one transaction), Mr. Dorward-King (one transaction), Mr. Levenson (one transaction), Ms. Shanahan (one transaction), Mr. Steger (one transaction) and Mr. Steuert (one transaction).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Related Party Transaction Policies and Procedures. All interested transactions with related parties are subject to our Related Party Transaction Policies and Procedures, which are set forth in writing (the “Related Party Transaction Policy”). The Audit Committee is responsible for applying the Related Party Transaction Policy. For purposes of the Related Party Transaction Policy, the terms “interested transaction” and “related parties” are defined as follows:

•

“interested transaction” means any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

o	the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year;
o	we are a participant; and
o	any related party has or will have a direct or indirect interest, other than solely as a result of being a director or a less than ten percent (10%) beneficial owner of another entity.
•	“related party” means any:
o

person who is or was, since the beginning of the last fiscal year for which we have filed a Form 10-K and Proxy Statement, even if they do not currently serve in that role, an executive officer, director or nominee for election as a director;

o	greater than five percent (5%) beneficial owner of our common stock; or
o

immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

In determining the propriety of an interested transaction with a related party, the Audit Committee will take into account, among other factors it deems important, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Our Board has delegated to the Chair of the Audit Committee the authority to pre-approve or ratify (as applicable) any interested transaction with a related party in which the aggregate amount involved is expected to be less than $500,000.The Audit Committee has reviewed the following types of transactions and determined that each such type of transaction shall be deemed to be pre-approved or ratified under the terms of the Related Party Transaction Policy:

•	Employment of executive officers. Any employment by us of an executive officer if:
o

the related compensation is required to be reported in our Proxy Statement under the compensation disclosure requirements set forth in Item 402 of Regulation S-K under the Exchange Act, which are generally applicable to named executive officers; or

o

the executive officer is not an immediate family member of another executive officer or director, the related compensation would be reported in our Proxy Statement under the compensation disclosure requirements of Item 402 of Regulation S-K if the executive officer was a named executive officer, and our Compensation Committee approved (or recommended that our Board approve) such compensation.

•	Director compensation. Any compensation paid to a director if the compensation is required to be reported in our Proxy Statement under Item 402 of Regulation S-K.
•

Certain transactions with other companies. Any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than ten percent (10%) of the other company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent (2%) of the other company’s total annual revenues.

•

Certain charitable contributions. Any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent (2%) of the charitable organization’s total annual receipts.

•

Transactions where all stockholders receive proportional benefits. Any transaction where the related party’s interest arises solely from the ownership of our common stock, and all holders of our common stock received the same benefit on a pro rata basis (e.g. dividends).

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2020 regarding the number of securities which could be issued upon the exercise of outstanding options, the weighted average exercise price of those options in the 2017 LTIP, and the number of securities then remaining for future issuance under the 2017 LTIP.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved By Security Holders	1,685,651(1)	6.99(2)	1,343,936
Equity Compensation Plans Not Approved By Security Holders	N/A	N/A	N/A
Total:	1,685,651(1)	6.99(2)	1,343,936

(1)	Includes 1,407,726 shares of common stock issuable pursuant to RSUs under our 2007 and 2017 LTIPs.
(2)	1,407,726 shares of common stock issuable pursuant to RSUs under our 2007 and 2017 LTIPs are not included in the calculation of weighted average exercise price.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Virtual Attendance

A live audio webcast of the meeting will be available to stockholders and oneline access with be available beginning at 7:30 a.m. CDT at www.virtualshareholdermeeting.com/GLDD2021. We encourage you to access the Annual Meeting prior to the start time.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform login page.

To participate virtually in the Annual Meeting, including voting your shares electronically and submission of questions, you will need the 16-digit control number included on your proxy card or on your Notice. If you do not have your control number at the time of the meeting, you will still be able to attend virtually, but you will not be able to vote or ask questions.

Beginning 15 minutes prior to the meeting start time and throughout the meeting, you will be able to vote and submit questions to management through the virtual meeting website at: www.virtualshareholdermeeting.com/GLDD2021. Management will try to respond to questions from stockholders in the same way as the in-person option of the meeting. We do not place restrictions on the type or form of questions that maybe asked; however, we reserve the right to edit or reject redundant questions or questions that we deem inappropriate. Stockholders will be limited to one question each, unless time otherwise permits.

Great Lakes’ tabulator, Broadridge Financial Solutions, Inc., will count the votes. A representative of Great Lakes’ Legal Department will act as inspector of election at the in-person of the meeting. If you plan to attend the Annual Meeting and vote your street name shares in person, you should contact your broker or obtain a broker’s proxy card and bring it to the Annual Meeting.

Shares Entitled to Vote

Only stockholders of record of our common stock, par value $0.0001 per share, at the close of business on the record date will be entitled to vote at the 2021 Annual Meeting. As of the record date, there were a total of 65,456,326 shares of our common stock outstanding, each share being entitled to one vote. There is no cumulative voting.

Quorum Requirement

The presence at the 2021 Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our outstanding common stock will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, holders of a majority of shares of our outstanding common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the Annual Meeting without notice, other than the announcement at the Annual Meeting of such adjournment, until a quorum shall be present or represented.

Even if you plan to attend the Annual Meeting, in order to ensure the presence of a quorum at the Annual Meeting, please vote your shares in accordance with the instructions described below. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Beneficial Owners

If you are the registered holder of shares, then you are the record holder of those shares, and you should vote your shares as described in the next section.

If you own shares through a broker, the registered holder of those shares is the broker or its nominee. Such shares are often referred to as being held in “street name,” and you, as the beneficial owner of those shares, do not appear in our stock register. For street name shares, there is a two-step process for distributing our proxy materials and tabulating votes. Brokers inform us as to how many of their clients own common stock in street name, and the broker forwards our proxy materials to those beneficial owners. If you receive our proxy materials from your broker, including a voting instruction form, you should vote your shares by following the procedures specified on the voting instruction form. Shortly before the Annual Meeting, your broker will tabulate the votes it has received and submit a proxy card to us reflecting the aggregate votes of the street name holders. If you plan to attend the Annual Meeting and vote your street name shares in person, you should contact your broker to obtain a broker’s proxy card and bring it to the Annual Meeting.

Discretionary Voting by Brokers

Under current rules governing registered brokers, if you do not instruct your broker on how to vote, your broker will have discretionary voting power for ratification of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 2), but would not have discretionary voting power for the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 3) or the vote on the adoption of the 2021 Great Lakes Dredge & Dock Corporation Long-Term Incentive Plan (Proposal 4).

How to Vote

You can vote at the Annual Meeting in person or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always attend the Annual Meeting and revoke your proxy by voting in person.

There are three ways to vote by proxy:

✓	By Telephone – You can vote by touch-tone telephone by calling toll-free 1-800-690-6903 and following the instructions on our proxy card or the Notice;
✓	By Internet – You can vote by internet by going to the website www.proxyvote.com and following the instructions on our proxy card or the Notice; or
✓

By Mail – If you have requested or receive paper copies of our proxy materials by mail, you can vote by mail by completing, signing, dating and mailing our enclosed proxy card in the pre-addressed, postage-paid envelope provided.

Votes submitted by telephone or electronically over the internet must be received by 11:59 P.M., Eastern Time, on May 4, 2021.

By giving us your proxy, you are authorizing the individuals named on our proxy card, the proxies, to vote your shares in the manner you indicate. You may:

•	vote FOR the election of one or more director nominees; or
•	WITHHOLD authority to vote for one or more director nominees.

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021, the approval of the non-binding resolution to approve the Company’s executive compensation and the approval of the Great Lakes Dredge & Dock Corporation 2021 Long-Term Incentive Plan.

Votes by Proxy

All shares that have been properly voted by proxy and not revoked will be voted at the Annual Meeting in accordance with the instructions contained in the proxy. Shares represented by proxy cards that are signed and returned but do not contain any voting instructions will be voted consistent with the Board’s recommendations:

•	(Proposal 1) FOR the election of all director nominees named in the Proxy Statement;
•	(Proposal 2) FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2021;
•	(Proposal 3) FOR the approval, on an advisory basis, of the Company’s executive compensation;
•	(Proposal 4) FOR the approval of the Great Lakes Dredge & Dock Corporation 2021 Long-Term Incentive Plan; and

•	In the discretion of the proxy holders, on such other business as may properly come before the Annual Meeting.

How to Revoke Your Vote

A stockholder may revoke a proxy at any time prior to its exercise:

•	by giving to our Corporate Secretary a written notice of revocation of the proxy’s authority, such notice to be delivered to our principal executive office;
•	by submitting a duly executed proxy bearing a later date; or
•	by attending the 2021 Annual Meeting and voting in person or www.virtualshareholdermeeting.com/GLDD2021.

A stockholder may also revoke a proxy at any time prior to its exercise by telephone or electronically over the internet provided that it must be received by 11:59 P.M., Eastern Time, on May 4, 2021:

•	by calling toll-free 1-800-690-6903; or
•	by visiting the website www.proxyvote.com.

Vote Necessary to Approve Proposals

Proposal 1: The nominees for director for a three-year term will be elected provided that they receive the affirmative vote of a plurality of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. This means that, if a quorum is present, the two persons receiving the greatest numbers of votes at the Annual Meeting will be elected to serve as directors. Withholding authority to vote for a director nominee will not affect the outcome of the election of directors. Broker non-votes will have no effect on the election of directors.

Proposal 2: Deloitte & Touche LLP will be ratified as our independent registered public accounting firm for the year ending December 31, 2021, provided the proposal receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal.

Proposal 3: The advisory resolution to approve the compensation of our named executive officers will be approved provided the proposal receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposed resolution. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved. Although the outcome of this advisory vote on the compensation of our named executive officers in non-binding, the Compensation Committee and our Board will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

Proposal 4: To approve the Great Lakes Dredge & Dock Corporation 2021 Long-Term Incentive Plan, provided the proposal receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

OTHER MATTERS

Other Business at the Annual Meeting

The Board of Directors knows of no other matters that will be presented for consideration at the 2021 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Proposals for the 2022 Annual Meeting of Stockholders

Pursuant to federal securities laws, any proposal by a stockholder proposed to be included in our Proxy Statement for the 2022 Annual Meeting of Stockholders (“2022 Annual Meeting”) must be received at our principal executive office at 9811 Katy Freeway, Suite 1200, Houston, TX 77024, no later than November 26, 2021. Proposals should be sent to the attention of our Corporate Secretary at our principal executive office. Pursuant to our Bylaws, in order for a stockholder’s nominee for election as a director or any other business to be properly brought before the 2022 Annual Meeting, the stockholder must give written notice of such stockholder’s intent to bring a matter before the 2022 Annual Meeting no earlier than November 26, 2021, and no later than December 26, 2021. If the 2022 Annual Meeting is called for a date that is not within 30 days of the anniversary of the 2021 Annual Meeting, written notice of such stockholder’s intent to bring a matter before the 2022 Annual Meeting must be received not earlier than 120 days prior to such 2022 Annual Meeting date and not later than the close of business on the later of the 90th day prior to such 2022 Annual Meeting date or the tenth day following the date on which the first public disclosure of the date of the 2022 Annual Meeting is made. Each such notice should be sent to the attention of our Corporate Secretary at our principal executive office, and must set forth certain information with respect to the stockholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in our Bylaws.

Householding of Proxy Materials

Some banks, brokers, and other record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one Notice, or if you requested paper copies, one copy of our Proxy Statement and 2020 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you if you contact the Broadridge Householding Department at the following address or phone number:

Broadridge Financial Solutions, Inc.

Householding Department

51 Mercedes Way, Edgewood, New York 11717

1-800-542-1061

If you want to receive separate copies of Notices of Internet Availability, or paper copies of our proxy statements and annual reports on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other record holder, or you may contact Broadridge at the address and phone number shown.

Solicitation of Proxies

We will bear the costs and expenses of preparing and mailing proxy solicitation materials for the Annual Meeting and will reimburse brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to stockholders. Proxies may also be solicited in person, by telephone, or by facsimile by our directors, officers and employees without additional compensation being paid to these persons.

By Order of the Board of Directors,

Vivienne Schiffer
March 26, 2021	Corporate Secretary

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

We report our financial results in conformity with U.S. generally accepted accounting principles (“GAAP”). We use certain non-GAAP financial measures as part of our compensation program, including Adjusted EBITDA from Continuing Operations, Adjusted EBIT and Adjusted EBT.

In our “Compensation Discussion and Analysis” (“CD&A”) on page 25, we include information regarding notable financial achievements in 2020, including a non-GAAP measure, Adjusted EBITDA from Continuing Operations.  In our CD&A on page 25, we include our performance targets based on 2020 Adjusted EBITDA from Continuing Operations, Adjusted EBIT and Adjusted EBT as compared to our 2020 financial results for those measures.  We provide below a reconciliation for each of these 2020 measures.

We use non-GAAP performance measures in our compensation program because we believe growth in these measures is important to the Company’s short and long-term success. Our non-GAAP financial measures should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting the usefulness of the measure for comparisons with other companies.

Adjusted EBITDA from Continuing Operations Reconciliation
	Twelve Months Ended	Twelve Months Ended
	December 31,	December 31,
	2020	2019
Net income	$ 66,103	$ 49,339
Loss from discontinued operations, net of income taxes	-	(6,329)
Income from continuing operations	66,103	55,668
Adjusted for:
Interest expense—net	26,585	27,524
Income tax provision	20,187	15,253
Depreciation expense	38,183	37,145
Adjusted EBITDA from continuing operations	$ 151,058	$ 135,590

A-1

APPENDIX B

GREAT LAKES DREDGE & DOCK CORPORATION

2021 LONG-TERM INCENTIVE PLAN

INTRODUCTION

Purposes.  The purposes of the Great Lakes Dredge & Dock Corporation 2021 Long‑Term Incentive Plan (this “Plan”) are (i) to align the interests of the Corporation’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Corporation’s growth and success, (ii) to advance the interests of the Corporation by attracting and retaining Non-Employee Directors, officers, other employees, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long‑term best interests of the Corporation and its stockholders.

Certain Definitions.

“Affiliate” means any corporation that is a parent or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code) with respect to the Corporation.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Corporation and the recipient of such award.

“Board” shall mean the Board of Directors of the Corporation.

“Business Combination” shall have the meaning set forth in Section 5.8(b)(3).

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board or, with respect to grants to Non-Employee Directors, the Nominating and Corporate Governance Committee of the Board, or subcommittees thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of Nasdaq or, if the Common Stock is not listed on Nasdaq, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.0001 per share, of the Corporation, and all rights appurtenant thereto.

“Corporation” shall mean Great Lakes Dredge & Dock Corporation, a corporation organized under the laws of the State of Delaware, or any successor thereto.

“Corporation Voting Securities” shall have the meaning set forth in Section 5.8(b)(1).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing sales price of a share of Common Stock as reported on Nasdaq on the date as of which such value is being determined or, if the Common Stock is not listed on Nasdaq, the closing sales price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 5.8(b)(2).

“Non-Employee Director” shall mean any director of the Corporation who is not an officer or employee of the Corporation or any Affiliate.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Other Stock Award” shall mean an award granted pursuant to Section 3.4 of the Plan.

“Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award, Other Stock Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. One or more of the following business criteria for the Corporation, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Corporation (except with respect to the total stockholder return and earnings per share criteria) or individual basis, may be used by the Committee in establishing Performance Measures under this Plan:  (a) net earnings (including EBITDA); (b) operating earnings, income or margin; (c) earnings growth; (d) net income; (e) net income applicable to shares; (f) gross revenue or revenue by predefined business; (g) revenue backlog; (h) gross profit or margin; (i) margins realized on delivered services; (j) cash flow, including operating cash flow, cash flow per share, free cash flow, discounted cash flow return on investment, cash flow in excess of cost of capital and cash flow margin; (k) earnings per share; (l) return on stockholders’ or common stockholders’ equity; (m) stock price; (n) return on investments; (o) return on capital or invested capital;  (p) return on assets; (q) total stockholder return; (r) economic value added (income in excess of cost of capital); (s) customer satisfaction; (t) operating expenses, cost control or expense reduction; (u) ratio of operating expenses to operating revenues, (v) market share; (w) interest expense; (x) accounts receivables; (y) market penetration; (z) business expansion; (aa) cost targets; (bb) reductions in errors or omissions; (cc) management of employment practices and employee benefits; (dd) supervision of litigation; (ee) efficiency, in each case, absolute or relative to peer-group comparative or (ff) such other goals as the Committee may determine whether or not listed herein.  Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Corporation (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof.  The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted to include or exclude components of any performance measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Corporation or its financial statements or changes in law or accounting principles (“Adjustment Events”).  In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Prior Plan” shall mean the Great Lakes Dredge & Dock Corporation 2017 Long‑Term Incentive Plan, the Great Lakes Dredge & Dock Corporation 2007 Long‑Term Incentive Plan and each other equity plan maintained by the Corporation under which awards are outstanding as of the effective date of this Plan.

“Replacement Award” means an award granted in place of outstanding awards in connection with a Change in Control if: (i) it is of the same type as the replaced award; (ii) it has a value intended to preserve the value of the replaced award; (iii) it relates to publicly traded equity securities of the Corporation or its successor in the Change in Control or another entity that is affiliated with the Corporation or its successor following the Change in Control; and (iv) its other terms and conditions are not less favorable to the participant than the terms and conditions of the replaced award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the replaced award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions for Replacement Awards are satisfied shall be made by the Board, as constituted immediately before the Change in Control, in its sole discretion.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award or Other Stock Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free‑Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Surviving Corporation” shall have the meaning set forth in Section 5.8(b)(3).

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

Administration.  This Plan shall be administered by the Committee.  Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free‑Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock Awards; and (iv) Performance Awards.  The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award.  In addition, the Committee shall have discretion to:  (i) modify the terms of any award, and authorize the exchange or replacement of Awards; provided, however, that (x) no such modification, exchange or substitution will materially impair the rights of a participant with respect to any Award previously granted without the affected participant’s written consent, (y) in no event will the Committee be permitted to reduce the purchase price of any outstanding option or SAR or to exchange or replace an outstanding option or SAR with a new option or SAR with a lower purchase or take any other action that would constitute a repricing under Section 2.4, except pursuant to Section 5.7 or in connection with a Change in Control, and (z) the Committee shall use reasonable efforts to ensure that any such modification, exchange or substitution will not violate Code Section 409A; and (ii)  determine whether a participant has engaged in the operation or management of a business that is in competition with the Corporation or any of its Affiliates, or whether a participant has violated the restrictive covenants of Section 5.13.  The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level.  The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities.  All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Corporation as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Corporation with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Corporation’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

Eligibility.  Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors, agents, and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors and agents of the Corporation and its Affiliates as the Committee in its sole discretion may select from time to time.  The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.  Except as otherwise provided for in an Agreement, for purposes of this Plan, references to employment by the Corporation shall also mean employment by an Affiliate, and references to employment shall include service as a Non-Employee Director, consultant, independent contractor or agent.  The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during an approved leave of absence.  The aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be paid or granted during any fiscal year of the Corporation to any Non-Employee Director shall not exceed $500,000; provided, however, that the per person limit set forth in this sentence shall be multiplied by two with respect to compensation and awards granted to any Non-Executive Chairman of the Board; provided, further, that  this limit shall not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by the Corporation.

Shares Available.  Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, the number of Shares initially available under this Plan, other than Substitute Awards, shall be the sum of (i) 1,500,000 and (ii) the number of shares of Common Stock that remain available for issuance under the Great Lakes Dredge & Dock Corporation 2017 Long‑Term Incentive Plan as of the effective date of this Plan.  Subject to adjustment as provided in Section 5.7, no more than 1,500,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options.  The number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Awards denominated in shares of Common Stock.

To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under the Plan or a Prior Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an award under this Plan or a Prior Plan shall not again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Corporation to pay the purchase price or the withholding taxes related to the exercise of an option or SAR or (z) shares repurchased by the Corporation on the open market with the proceeds of an option exercise. Shares of Common Stock subject to an award granted under this Plan or the Prior Plan that were delivered to or withheld by the Corporation to pay the withholding taxes related to a Stock Award or Performance Award under this Plan or the Prior Plan (including Performance Units, as contemplated under the Prior Plans) shall again be available for issuance under this Plan.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Corporation (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

Stock Options.  The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee.  Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option.  To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Corporation or any Affiliate) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

Number of Shares and Purchase Price.  The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the

Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Corporation (or of any Affiliate) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Corporation, over (y) the aggregate purchase price of such shares.

Option Period and Exercisability.  The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an exercise would violate applicable securities laws, the Nonqualified Stock Option will be exercisable no more than 30 days after the exercise of the option first would no longer violate applicable securities laws.  Notwithstanding anything herein to the contrary, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant.  The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option.  The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time.  An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

Method of Exercise.  An option may be exercised (i) by giving written notice to the Corporation specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Corporation’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Corporation) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Corporation to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Corporation to whom the participant has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Corporation any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Corporation may reasonably request.  Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the participant.  No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Corporation’s satisfaction).

Stock Appreciation Rights.  The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee.  The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

Number of SARs and Base Price.  The number of SARs subject to an award shall be determined by the Committee.  Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.  The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option.  The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Corporation, over (y) the aggregate base price of such shares.

Exercise Period and Exercisability.  The period for the exercise of an SAR shall be determined by the Committee; provided, however, that (i) no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and (ii) no Free-Standing SAR shall be exercised later than ten years after its date of grant; provided, however, that if an exercise would violate applicable securities laws, the Free-Standing SAR will be exercisable no more than 30 days after the exercise of the Free-Standing SAR first would no longer violate applicable securities laws.  The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR.  The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time.  An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free‑Standing SAR, only with respect to a whole number of SARs.  If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Corporation as determined pursuant to Section 3.2(d).  Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Corporation with respect to the shares of Common Stock subject to such SAR.

Method of Exercise.  A Tandem SAR may be exercised (i) by giving written notice to the Corporation specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Corporation any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Corporation may reasonably request.  A Free-Standing SAR may be exercised (A) by giving written notice to the Corporation specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Corporation may reasonably request.  No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Corporation’s satisfaction).

Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Corporation of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

No Repricing.   The Committee shall not, without the approval of the stockholders of the Corporation, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.7.

No Dividend Equivalents.Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.

STOCK AWARDS

Stock Awards.  The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee.  The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or, in the case of an Other Stock Award, the type of award being granted.

Terms of Restricted Stock Awards.  Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

Number of Shares and Other Terms.  The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

Vesting and Forfeiture.  The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Corporation during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Corporation during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

Stock Issuance.  During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award.  All such certificates shall be deposited with the Corporation, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Corporation of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part.  Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Corporation’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

Rights with Respect to Restricted Stock Awards.  Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Corporation, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock.  Notwithstanding the foregoing, all distributions and dividends with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Corporation and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution or dividend was made.

Terms of Restricted Stock Unit Awards.  Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

Number of Shares and Other Terms.  The number of shares of Common Stock subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

Vesting and Forfeiture.  The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Corporation during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Corporation during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

Settlement of Vested Restricted Stock Unit Awards.  The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award.  Any dividend equivalents with respect to Restricted Stock Units shall be subject to the same restrictions as such Restricted Stock Units.  Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Corporation with respect to the shares of Common Stock subject to such award.

Other Stock Awards.  Subject to the limitations set forth in the Plan, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, including without limitation shares of Common Stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of Common Stock issued in lieu of obligations of the Corporation to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee.  The Committee shall determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion.  Notwithstanding anything herein to the contrary, any dividend equivalents with respect to an award shall be subject to the same vesting conditions as the underlying award.

Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Corporation of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

PERFORMANCE AWARDS

Performance Awards.  The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

Terms of Performance Awards.  Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

Value of Performance Awards and Performance Measures.  The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

Vesting and Forfeiture.  The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

Settlement of Vested Performance Awards.  The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof.  If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Corporation as determined pursuant to Section 3.2(d).  Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award.  Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Corporation.

Termination of Employment or Service.  All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Corporation of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

GENERAL

Effective Date and Term of Plan.  This Plan shall be submitted to the stockholders of the Corporation for approval at the Corporation’s 2021 annual meeting of stockholders and, if approved by the Corporation’s stockholders, shall become effective as of the date on which the Plan was approved by stockholders.  This Plan shall terminate as of the first annual meeting of the Corporation’s stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than ten years after the date on which the Plan was approved by the Board.  In the event that this Plan is not approved by the stockholders of the Corporation, this Plan and any awards hereunder shall be void and of no force or effect.  If approved by stockholders of the Corporation, no new awards shall be granted under any Prior Plan following such approval.

Amendments.  The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Corporation’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including any rule of Nasdaq, or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify the Non-Employee Director compensation limit set forth in Section 1.4 or the prohibition on repricing set forth in Section 2.4 hereof; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

Agreement.  Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award.  To the extent required by the Corporation, no award shall be valid until an Agreement is executed by the Corporation or executed or electronically accepted by the recipient of such award. Upon such execution or acceptance and delivery of the Agreement to the Corporation within the time period specified  by the Corporation, such award shall be effective as of the effective date set forth in the Agreement.

Non-Transferability.  No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Corporation or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a domestic relations order, in each case, without consideration.  Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person.  Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

Tax Withholding.  The Corporation shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.  An Agreement may provide that (i) the Corporation shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Corporation; (B) delivery (either actual delivery or by attestation procedures established by the Corporation) to the Corporation of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Corporation to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (D) a cash payment by a broker-dealer acceptable to the Corporation to whom the participant has submitted an irrevocable notice of exercise or sale or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award.  Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Corporation, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules).  Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

Restrictions on Shares.  Each award made hereunder shall be subject to the requirement that if at any time the Corporation determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Corporation.  The Corporation may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Adjustment.   In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award (including the number and class of securities subject thereto, if applicable) shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code.  In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Corporation, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

Change in Control.   Notwithstanding anything contained in this Plan or any award Agreement to the contrary, in the event of a Change in Control (as defined below) pursuant to which the outstanding awards are not replaced with Replacement Awards, the following shall occur upon a Change in Control with respect to any such awards outstanding as of such Change in Control:

any and all options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable for the remainder of their term;

any restrictions imposed on Stock Awards shall lapse and all Stock Awards shall become fully vested;

Performance Awards shall vest or become exercisable or payable in accordance with the applicable Agreements; and

the Board (as constituted prior to such Change in Control) may, in its discretion, require that outstanding awards, in whole or in part, to be surrendered to the Corporation by the holder, and to be immediately cancelled by the Corporation, and to provide for the holder to receive (i) a cash payment in an amount equal to (A) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (B) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to the terms of the underlying Agreement, whether or not vested, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to terms of the underlying Agreement; (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Corporation pursuant to such Change in Control, or a parent corporation thereof, or other property having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares or other property pursuant to clause (ii) above

; provided, however, that awards that provide for a deferral of compensation within the meaning of Section 409A of the Code shall be settled in accordance with the applicable Agreements, subject to the terms of the Plan and Section 409A of the Code.

For purposes of this Plan, a “Change in Control” shall be deemed to have occurred if:

the “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 33-1/3% of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Corporation Voting Securities”) is accumulated, held or acquired by a Person (as defined in Section 3(a)(9) of the Exchange Act, as modified, and used in Sections 13(d) and 14(d) thereof) (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, holders of capital stock of the Corporation as of the date hereof or an affiliate thereof, any corporation owned, directly or indirectly, by the Corporation’s stockholders in substantially the same proportions as their ownership of stock of the Corporation); provided, however that any acquisition from the Corporation or any acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subparagraph (3) of this paragraph will not be a Change in Control under this subparagraph (1), and provided further, that immediately prior to such accumulation, holding or acquisition, such Person was not a direct or indirect beneficial owner of twenty-five percent (25%) or more of the Corporation Voting Securities; or

individuals who, as of the date of Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

consummation by the Corporation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination: (i) more than 50.1% of the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, a corporation that as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries (the “Parent Corporation”), is represented, directly or indirectly by Corporation Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Corporation Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Corporation Voting Securities; (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 33-1/3% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) except to the extent that such ownership of the Corporation existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

approval by the Corporation’s stockholders of a complete liquidation or dissolution of the Corporation.

provided, that with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (1), (2), (3) or (4) also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) if required in order for the payment not to violate Section 409A of the Code.

Deferrals and Section 409A.

The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards.  Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

This Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in this Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Corporation shall have no liability to a participant, or any other party, if an award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Corporation and, in the event that any amount or benefit under this Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected participants and not with the Corporation. Notwithstanding any contrary provision in this Plan or an Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under this Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Agreement) upon expiration of such delay period.

No Right of Participation, Employment or Service.  Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan.  Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Corporation or any Affiliate or affect in any manner the right of the Corporation or any Affiliate to terminate the employment or service of any person at any time without liability hereunder.

Rights as Stockholder.  No person shall have any right as a stockholder of the Corporation with respect to any shares of Common Stock or other equity security of the Corporation which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

Designation of Beneficiary.  To the extent permitted by the Corporation, a holder of an award may file with the Corporation a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity.  To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Corporation.  Each beneficiary designation shall become effective only when filed in writing with the Corporation during the holder’s lifetime on a form prescribed by the Corporation.  The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse.  The filing with the Corporation of a new beneficiary designation shall cancel all previously filed beneficiary designations.  If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

Restrictive Covenants.  An Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the participant breaches the non-compete, non-solicitation, non-disclosure or other restrictive covenants of the Agreement, whether during or after termination of employment or service, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the participant will forfeit, to the maximum extent permitted by applicable law:

any and all awards granted to him or her under the Plan, including awards that have become vested and exercisable;

the profit the participant has realized on the exercise of any options or SAR, which is the difference between the purchase price and the Fair Market Value of any option the participant exercised after terminating employment or service and within the six month period immediately preceding the participant’s termination of employment or service (the participant may be required to repay such difference to the Corporation);

the profit the participant has realized on any Stock Awards or stock-settled Performance Awards, which shall mean, the proceeds realized upon the disposition of any portion of such award which became vested after terminating employment or service and within the six month period immediately preceding the participant’s termination of employment or service (the participant may be required to repay such amount to the Corporation); and/or the amount participant realized with respect to any cash-settled Performance Awards, which shall mean the dollar value of such award which became vested after terminating employment or service and within the six month period immediately preceding the participant’s termination of employment or service (the participant may be required to repay such amount to the Corporation).

Awards Subject to Clawback.  The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to such an award are subject to forfeiture, recovery by the Corporation or other action pursuant to the applicable award Agreement or any clawback or recoupment policy which the Corporation may adopt from time to time, including without limitation any such policy which the Corporation may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

Foreign Employees.  Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Corporation or its Affiliates operates or has employees.

IT ALL
STARTS WITH
DREDGING®
GREAT LAKES
1890

*The Cutter Suction Dredge Texas excavating rock to deepen the Charleston Entrance Channel, South Carolina, then pumping the material through Spider Barge #175 and to barges for disposal*

2020 PROXY STATEMENT | GREAT LAKES DREDGE & DOCK CORPORATION | 1 PARKVIEW PLAZA, SUITE 800, OAKBROOK TERRACE, IL 60181
www.glddcorp.com

Great lakes dredge & dock corporation c o broadridge corporate issuer solutions inc Po box 1342 brentwood ny 11717 vote by internet before the meeting go to www proxyvote com use the internet to transmit your voting instructions and for electronic delivery of information Vote by 11 59 p m et On may 4 2021 Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form during the meeting go to www virtualshareholdermeeting comgldd2021 you may attend the meeting via the internet and vote during the meeting have the information that is printed in the box marked by the arrow available and follow the instructions electronic delivery of future proxy materials if you would like to reduce the costs incurred by our company in mailing proxy materials you can consent to receiving all future proxy statements proxy cards and annual reports electronically via e-mail or the internet To sign up for electronic delivery please follow the instructions above to vote using the internet and when prompted indicate that you agree to receive or access proxy materials electronically in future years vote by phone 1 800 690 6903 use any touch-tone telephone to transmit your voting instructions Vote by 11 59 p m et on may 4 2021 have your proxy card in hand when you call and then follow the instructions Vote by mail mark sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to vote processing c o broadridge 51 mercedes way edgewood ny 11717 to vote mark blocks below in blue or black ink as follows d43060 p49630keep this portion for your records this proxy card is valid only when signed and dated Detach and return this portion only great lakes dredge dock corporation the board of directors recommends you vote for the following 1 election of directors nominees for withhold 1a Lasse j petterson 1b kathleen m shanahan vote by internet before the meeting go to www proxyvote com use the internet to transmit your voting instructions and for electronic delivery of information Vote by 11 59 p m et On may 4 2021 Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting great lakes dredge dock corporation c o broadridge corporate issuer solutions inc po box 1342 brentwood ny 11717 for withhold the board of directors recommends you vote for proposals 2 3 and 4 for against abstain 2 To ratify deloitte touche llp as the companys independent registered public accounting firm for the year ending december 31 2021 3 To approve on a non-binding advisory basis the company s executive compensation 4 to approve the great lakes dredge dock corporation 2021 long-term incentive plan note such other business as may properly come before the meeting or any adjournment thereof please sign exactly as your name s appear s hereon When signing as attorney executor administrator or other fiduciary please give full title as such Joint owners should each sign personally all holders must sign if a corporation or partnership please sign in full corporate or partnership name by authorized officer signature please sign within box date signature joint owners date

Important notice regarding the availability of proxy materials for the annual meeting the notice and proxy statement and annual report are available at www proxy vote com great lakes dredge dock corporation annual meeting of stockholders may 5 2021 at 8 00 a m central time this proxy is solicited by the board of directors the undersigned stockholder of great lakes dredge dock corporation hereby constitutes and appoints lasse j petterson and vivienne r schiffer each of them acting singly as the attorney and proxy of the undersigned with full power of substitution and revocation to vote for and in the name place and stead of the undersigned at the 2021 annual meeting of stockholders of great lakes dredge dock corporation referred to as the company  to be held at the company s headquarters located at9811 katy freeway suite 1200 houston tx 77024 and virtually at www virtual shareholder meeting com gldd2021 on wednesday may 5 2021 at 8:00 a m central time and at any postponements or adjournments thereof the number of votes the undersigned would be entitled to cast if present when properly executed this proxy will be voted in the manner directed herein by the undersigned stockholder if no direction is made this proxy will be voted for the director nominees named in proposal 1 and for proposals 2 3 and 4 continued and to be signed on reverse side D43061 P49630